UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant     ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

AMERICA’S CAR-MART, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:____________________________________________________

(2)	Form, Schedule or Registration Statement No.:____________________________________

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(4)	Date Filed:_______________________________________________________________

AMERICA’S CAR-MART, INC.
802 Southeast Plaza Ave., Suite 200
Bentonville, Arkansas 72712

Notice of Annual Meeting of Stockholders
To be held October 16, 2007

To the holders of common stock of America’s Car-Mart, Inc.:

Notice is hereby given that the annual meeting of stockholders of America’s Car-Mart, Inc., a Texas corporation, will be held at the Clarion Hotel, 211 Southeast Walton Boulevard, Bentonville, Arkansas 72712, on Tuesday, October 16, 2007 at 10:00 a.m., local time, for the following purposes:

(1)	To elect six directors to serve for a term of one year and until their successors have been elected and qualified;

(2)	To approve and adopt our 2007 Stock Option Plan;

(3)	To approve an amendment to our Stock Incentive Plan to increase to 150,000 the number of shares of our common stock that may be issued under such plan; and

(4)	To conduct such other business as may properly come before the meeting or any adjournments thereof.

Only stockholders of record as of the close of business on August 27, 2007 will be entitled to notice of and to vote at the annual meeting of stockholders or any adjournment or postponement thereof.

Very truly yours,

Tilman J. Falgout, III Chief Executive Officer and General Counsel
September 5, 2007

Your vote is important. Whether or not you plan to attend the meeting in person, you are urged to complete, sign, date and mail the enclosed proxy in the accompanying return envelope to which no postage need be affixed if mailed within the United States.

AMERICA’S CAR-MART, INC.
802 Southeast Plaza Ave., Suite 200
Bentonville, Arkansas 72712

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD
OCTOBER 16, 2007

PROXY STATEMENT

Unless the context indicates otherwise, all references in this proxy statement to "we," "us" and "our" refer to America’s Car-Mart, Inc. and its subsidiaries.

This proxy statement, which is first being mailed to stockholders on or about September 5, 2007, is furnished in connection with the solicitation of proxies by and on behalf of our board of directors for use at the annual meeting of stockholders to be held at the Clarion Hotel, 211 Southeast Walton Boulevard, Bentonville, Arkansas 72712, on Tuesday, October 16, 2007 at 10:00 a.m., local time, and at any or all adjournments or postponements thereof. The address of our principal executive offices is 802 Southeast Plaza Ave., Suite 200, Bentonville, Arkansas 72712 and our telephone number is (479) 464-9944.

Any person giving a proxy pursuant to this proxy statement may revoke it at any time before it is exercised at the annual meeting of stockholders by notifying, in writing, our Secretary at the address above prior to the annual meeting date. In addition, if the person executing the proxy is present at the annual meeting, he or she may, but need not, revoke the proxy by notice of such revocation to our Secretary at the annual meeting, and vote his or her shares in person. Proxies in the form enclosed, if duly signed and received in time for voting, and not so revoked, will be voted at the annual meeting in accordance with the instructions specified thereon. Where no choice is specified, proxies will be voted “FOR” the election of the nominees for director named in the proxy statement, “FOR” the approval of our 2007 Stock Option Plan, “FOR” the approval of the amendment to our Stock Incentive Plan and, on any other matters presented for a vote, in accordance with the judgment of the persons acting under the proxies.

Please complete, sign, date and return the accompanying proxy card promptly in the enclosed addressed envelope even if you plan to attend the annual meeting. Postage need not be affixed to the envelope if mailed within the United States. The immediate return of your proxy card will be of great assistance in preparing for the annual meeting and is, therefore, urgently requested. If you attend the annual meeting and vote in person, your proxy card will not be used.

Only stockholders of record at the close of business on August 27, 2007 will be entitled to notice of and to vote at the annual meeting and any adjournments or postponements thereof. Each share of our common stock issued and outstanding on such record date is entitled to one vote. As of August 27, 2007, we had 11,878,115 shares of common stock outstanding.

The presence at the annual meeting of the holders of a majority of the outstanding shares of our common stock as of the record date is necessary to constitute a quorum. Stockholders will be counted as present at the annual meeting if they are present in person at the annual meeting or if they have properly submitted a proxy card. A plurality of the votes duly cast is required for the election of directors. With respect to our 2007 Stock Option Plan and the amendment to our Stock Incentive Plan, the affirmative vote of the holders of a majority of the shares entitled to vote on, and that vote for or against or expressly abstain with respect to, each proposal at the annual meeting, if a quorum is present, shall be the act of the stockholders.

Any abstaining votes and broker “non-votes” will be counted as present and entitled to vote and; therefore, will be included for purposes of determining whether a quorum is present at the annual meeting. Neither abstentions nor broker “non-votes” will be deemed to be “votes cast.” As a result, broker “non-votes” and abstentions will not be included in the tabulation of the voting results on the election of directors and; therefore, will not have any effect on such votes, but will have the same effect as a vote against each of the other proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

We will bear the entire cost of the proxy solicitation, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional materials furnished to stockholders. Copies of proxy solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. In addition, we may reimburse such persons for their cost of forwarding the solicitation materials to such beneficial owners. Solicitation of proxies by mail may be supplemented by one or more of telephone, e-mail, telegram, facsimile or personal solicitation by our directors, officers or regular employees. No additional compensation will be paid for such services. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if any, will not be material.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of July 31, 2007 with respect to ownership of our outstanding common stock by (i) all persons known to us to beneficially own more than five percent of our outstanding common stock, (ii) each of our directors and nominees for director, (iii) each of our named executive officers, and (iv) all directors and executive officers as a group.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Shares Outstanding
Skystone Advisors LLC	687,104(2)	5.8%
Wasatch Advisors, Inc.	1,189,248(3)	10.0%
F&C Asset Management plc	669,268(4)	5.6%
Royce & Associates, LLC	715,300(5)	6.0%
Tilman J. Falgout, III	1,025,838(6)	8.5%
William M. Sams	586,250(7)	4.9%
William H. Henderson	120,531(8)	1.0%
Daniel J. Englander	173,915(9)	1.5%
Eddie L. Hight	71,241(10)	*
Jeffrey A. Williams	24,222(11)	*
John David Simmons	30,963(12)	*
William A. Swanston	15,750 (13)	*
All directors and executive officers as a group (8 persons)	2,048,710(14)	16.8%
_______________________________________
*	Less than 1% of outstanding shares.
(1)
"Beneficial ownership" includes shares for which an individual, directly or indirectly, has or shares voting or investment power, or both, and also includes options that are exercisable within 60 days of July 31, 2007. Unless otherwise indicated, all of the listed persons have sole voting and investment power over the shares listed opposite their names. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, referred to in this proxy statement as the Exchange Act. Pursuant to the rules of the Securities and Exchange Commission, referred to in this proxy statement as the SEC, certain shares of our common stock that a beneficial owner has the right to acquire within 60 days pursuant to the exercise of stock options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such owner, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Based on a Schedule 13G filed with the SEC on February 13, 2007 by Skystone Advisors LLC and Kerry Nelson, referred to in this proxy statement as the Skystone Filers. The shares are held by HSO Limited Partnership and HSE Master Fund Limited Partnership. Skystone Advisors LLC is the investment member of the general partner of HSO Limited Partnership and the general partner of HSE Master Fund Limited Partnership. Ms. Nelson is the managing member of Skystone Advisors LLC. The Skystone Filers reported shared power to vote and dispose of the shares of common stock. We make no representation as to the accuracy or completeness of the information reported. The address reported by the Skystone Filers is Two International Place, Suite 1800, Boston, MA 02110.

(3)
Based on a Schedule 13G filed with the SEC on April 10, 2007 by Wasatch Advisors, Inc. We make no representation as to the accuracy or completeness of the information reported. The address reported by Wasatch Advisors, Inc. is 150 Social Hall Avenue, Salt Lake City, UT 84111.

(4)
Based on a Schedule 13G filed with the SEC on January 24, 2007 by F&C Asset Management plc. We make no representation as to the accuracy or completeness of the information reported. The address reported by F&C Asset Management plc is 80 George Street, Edinburgh EH2 3BU, United Kingdom.

(5)
Based on a Schedule 13G filed with the SEC on January 17, 2007 by Royce & Associates, LLC. We make no representation as to the accuracy or completeness of the information reported. The address reported by Royce & Associates, LLC is 1414 Avenue of the Americas, New York, NY 10019.

(6)
Includes 191,898 shares subject to stock options that are currently exercisable, 10,000 shares of common stock that will vest in two equal installments on April 30, 2008 and April 30, 2009, and 600,000 shares held in a corporation controlled by Mr. Falgout.

(7)	Includes 11,250 shares subject to stock options that are currently exercisable.
(8)	Includes 34,682 shares subject to stock options that are currently exercisable and 10,000 shares of common stock that will vest in two equal installments on April 30, 2008 and April 30, 2009.
(9)
Includes 158,300 shares held in a limited partnership of which Mr. Englander is the sole general partner, 11,865 held by trusts of which Mr. Englander is a trustee, and 3,750 shares subject to stock options that are currently exercisable.

(10)	Includes 18,000 shares subject to stock options that are currently exercisable and 6,667 shares of common stock that will vest in two equal installments on April 30, 2008 and April 30, 2009.
(11)	Includes 5,000 shares of common stock which will vest in two equal installments on April 30, 2008 and April 30, 2009.
(12)	Includes 22,500 shares subject to stock options that are currently exercisable.
(13)	Includes 3,750 shares subject to stock options that are currently exercisable.
(14)	Includes 285,831 shares subject to stock options that are currently exercisable and 31,666 shares of common stock that will vest in two equal installments on April 30, 2008 and April 30, 2009.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Pursuant to our bylaws, our board of directors has set the number of directors for the ensuing year at six, all of whom are proposed to be elected at the annual meeting of stockholders. In the event any nominee is unable or declines to serve as a director at the time of the annual meeting, the persons named as proxies therein will have discretionary authority to vote the proxies for the election of such person or persons as may be nominated in substitution by the present board of directors, upon the recommendation of the nominating committee of the board of directors. Management knows of no current circumstances that would render any nominee named herein unable to accept nomination for election. Directors shall be elected by plurality of the votes cast by the holders of shares entitled to vote in the election at the annual meeting at which a quorum is present.

Members of our board of directors are elected annually to serve until the next annual meeting and until their successors are elected and qualified.

The following persons have been nominated for election to our board of directors:

Tilman J. Falgout, III, age 58, has served as our Chief Executive Officer since May 2002 and as our General Counsel since March 1995. Mr. Falgout also served as our Executive Vice President from 1995 to May 2002. Mr. Falgout has served as Chairman of our board of directors since May 2004 and as a director since September 1992.

Daniel J. Englander, age 38, has served as one of our directors since February 2007. Mr. Englander is the founder and currently the Managing Partner of Ursula Investors, an investment partnership founded in 2004. From January 2005 to June 2006, Mr. Englander served as a Partner of Prescott Securities, an investment fund, and from October 1994 to January 2005, he served with Allen & Company, an investment merchant bank, most recently as Managing Director. Mr. Englander is also currently on the board of directors of Copart, Inc.

William H. Henderson, age 44, has served as our President since May 2002. From 1999 until May 2002, Mr. Henderson served as Chief Operating Officer of Car-Mart, our wholly owned operating subsidiary. From 1992 until 1998, Mr. Henderson served as General Manager of Car-Mart. From 1987 until 1992, Mr. Henderson primarily held positions of District Manager and Regional Manager of Car-Mart. Mr. Henderson has served as Vice Chairman of our board of directors since May 2004 and as a director since September 2002.

William M. Sams, age 69, has served as one of our directors since March 2005. Mr. Sams currently manages his personal investments. From 1981 until 2000, Mr. Sams was the President and Chief Investment Officer of FPA Paramount Fund, Inc., as well as Executive Vice President of both First Pacific Advisors and FPA Perennial Fund, Inc. He started his career in 1966 in the mutual fund industry. Mr. Sams is currently on the board of directors of Unifi, Inc.

John David Simmons, age 71, has served as one of our directors since August 1986. Since 1970, Mr. Simmons has been President of Simmons & Associates LLC, a real estate development company, and Management Resource LLC, a management consulting firm.

William A. Swanston, age 53, has served as one of our directors since October 2006. Mr. Swanston has held a number of executive level positions with Frito Lay, a division of PepsiCo, Inc., over the course of a 25 year Pepsico career. Mr. Swanston has extensive strategy, supply chain and procurement experience. Mr. Swanston joined Dean Foods as Senior Vice President - Business Transformation in August 2006.

The board of directors recommends a vote FOR each of the six nominees to our board of directors.

PROPOSAL NO. 2
APPROVAL OF 2007 STOCK OPTION PLAN

On August 27, 2007, the board of directors adopted, subject to stockholder approval, the 2007 Stock Option Plan, referred to in this proxy statement as the 2007 Plan. The 2007 Plan will become effective upon stockholder approval. The following summary of certain features of the 2007 Plan is qualified in its entirety by reference to the full text of the 2007 Plan, which is attached to this proxy statement as Appendix A and incorporated herein by reference.

The affirmative vote of the holders of a majority of the shares entitled to vote on, and that vote for or against or expressly abstain with respect to, this proposal at the annual meeting, if a quorum is present, shall be the act of the stockholders.

Nature and Purpose of 2007 Plan

The 2007 Plan provides for the grant of both incentive and non-qualified stock options. The primary purpose of the 2007 Plan is to encourage our selected employees, directors and independent contractors and those of our subsidiaries to acquire or increase their holdings of our common stock in order to promote a closer identification of their interests with our interests and the interests of our stockholders, thereby further stimulating their efforts to enhance our efficiency, soundness, profitability, growth and stockholder value. We believe that employees, directors and independent contractors who participate in the 2007 Plan will have a closer identification with us by virtue of their ability as stockholders to participate in our growth and earnings. The 2007 Plan also is designed to provide motivation for participating employees and directors to remain in our employ and to give greater effort on our behalf.

Effective Date

The effective date of the 2007 Plan is August 27, 2007. The 2007 Plan shall remain in effect until all shares subject to, or which may become subject to, the 2007 Plan have been purchased pursuant to options granted under the 2007 Plan, provided that options under the 2007 Plan must be granted within ten years from the effective date.

Authorized Shares

The 2007 Plan provides for the grant of options to purchase up to an aggregate of 1,000,000 shares of our common stock. The shares of our common stock available for issuance under the 2007 Plan may, at the election of our board of directors, be unissued shares or treasury shares, or shares purchased on the open market or by private purchase. Any shares subject to an option which for any reason expires or is terminated may again be subject to an option under the 2007 Plan.

Administration

The 2007 Plan shall be administered by our board of directors or by a committee comprised of no fewer than two members appointed by our board of directors from among its members, referred to in this proxy statement as the committee. Each member of the committee must be a “non-employee director,” as such term is defined under Rule 16b-3 of the Exchange Act. The committee must also be comprised of two or more “outside directors,” as such term is defined under Section 162(m) of the Code and be in compliance with the applicable rules and regulation of the Nasdaq Stock Market. Subject to provisions of the 2007 Plan, our board of directors or the committee has the authority to determine the individuals to whom options shall be granted, determine exercise prices, vesting requirements, the term of and the number of shares covered by each option, and interpret, construe and implement provisions of the 2007 Plan.

Eligibility

Under the 2007 Plan, options may be granted only to our employees and directors and those of our subsidiaries, and certain of our independent contractors, consultants and advisors. As of August 27, 2007, approximately 850 persons were eligible to receive options pursuant to the 2007 Plan.

The following table indicates the number of options that will be awarded to each of the following individuals and groups under the 2007 Plan to the extent such awards are determinable.

2007 Stock Option Plan
Name and Position	Number of Units[1]
Tilman J. Falgout, III Chief Executive Officer	Not presently determinable
William H. Henderson President	180,000[2]
Jeffrey A. Williams Chief Financial Officer	72,000[2]
Eddie L. Hight Chief Operating Officer	108,000[2]
Executive Group	360,000[2]
Non-Executive Director Group	15,000[3]
Non-Executive Officer Employee Group	Not presently determinable
___________________________
1 Options granted to the persons indicated in the table will be granted at an exercise price equal to 100% of the fair market value on the date the options are granted.
2 Represents the number of shares underlying options to be granted, subject to stockholder approval of the 2007 Plan, pursuant to the terms of new employment agreements, which are subject to the achievement of certain performance goals. See “Executive Compensation - Employment Agreements - New Employment Agreements.”
3 Determined based on the current number of non-executive directors (4 persons) each receiving options to purchase 3,750 shares for one fiscal year.

Exercise Price, Terms of Exercise and Payment for Shares

Each option granted under the 2007 Plan will be represented by an option agreement which will set forth the terms particular to that option, including the number of shares covered by the option, the exercise price, the term of the option and any vesting requirements.

The exercise price of options granted under the 2007 Plan will be determined by the committee, but in no event shall such exercise price be less than the market price of the common stock on the date of grant or the par value per share of the common stock. The term market price is defined in the 2007 Plan to be the closing sales price of our common stock on the Nasdaq Stock Market on the date immediately preceding the date the option is granted. If our common stock is not traded on the Nasdaq Stock Market or on any other national securities exchange, the market price shall mean the fair market value of our common stock as determined by our board of directors or the committee by the reasonable application of any other reasonable valuation method that is consistently applied for all of our equity compensation arrangements and is in compliance with applicable law, including, but not limited to, the applicable provisions of Section 409A of the Code.

Options may be exercised in whole or in part by the optionee, but in no event later than ten years from the date of grant with respect to incentive options. Any incentive option granted under the 2007 Plan to an individual who owns more than 10% of the total combined voting power of all classes of our stock or the stock of one of our subsidiaries may not be purchased at a price less than 110% of the market price on the date of grant, and no such option may be exercised more than five years from the date of grant. Unless an option agreement specifies otherwise, the purchase price for the shares shall be paid in the form of cash, delivery of written notice of exercise to us and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to us the amount of sale or loan proceeds, or a combination of both. Upon payment, we will deliver stock certificates for such shares to the optionee.

For incentive stock options granted under the 2007 Plan, the aggregate fair market value (determined at the time the option was granted) of shares with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. Any amounts exceeding this limit are treated as non-qualified stock options.

Termination of Service

Generally, unless an individual option agreement provides otherwise, no option granted to an individual who was an employee at the time of grant may be exercised unless such individual is, at the time of exercise, an employee and has been an employee since the date of grant. If the employment of an individual is terminated because of a disability, or if the individual dies while he is an employee or dies after termination of his employment because of a disability, the options of such individual may be exercised only to the extent such options were exercisable on the date of such individual’s termination date or date of death while employed. The board of directors or the committee may, in its discretion, accelerate the date for exercising all or any part of the options that were not otherwise exercisable on the termination date. The options must be exercised prior to the close of the period of twelve months next succeeding the termination date or, if earlier, the end of the option period.

In addition, unless an individual option agreement provides otherwise, if the employment of an individual is terminated for any reason other than disability, death or for cause, such individual’s options may be exercised to the extent exercisable on such individual’s termination date, except that the board of directors or the committee may, in its discretion, accelerate the date for exercising all or any part of the options that were not otherwise exercisable on the termination date. The options must be exercised prior to the first of three months after the termination date or, if earlier, the end of the option period. If the individual dies following such termination date and prior to the earlier of the such dates, the individual will be treated as having died while employed.

An optionee shall have no rights as a stockholder with respect to any shares covered by an option until the date of issuance of the stock certificate to the optionee for such shares.

Reorganization and Recapitalization

If there is any change in the shares of our common stock because of a merger, consolidation or reorganization involving us or any of our subsidiaries, or if our board of directors declares a stock dividend or stock split distributable in shares of common stock, or if there is a change in control in our capital structure or capital structure of one of our subsidiaries that affect our common stock, the number of shares of common stock reserved for issuance will be correspondingly adjusted, and our board of directors or the committee, will make adjustments to awards or to any provision of the 2007 Plan it deems equitable to prevent dilution or enlargement of awards.

Unless specifically modified by an option agreement or employment agreement, in the event of a change in control in which (1) an individual, entity or group (within the meaning of Section 409A of the Code) acquires ownership of our stock that, together with stock held by such person, constitutes more than 50% of the total fair market value of total voting power of our stock; (2) an individual, entity or group (within the meaning of Section 409A of the Code) acquires, during the twelve-month period ending on the date of the most recent acquisition by such person, ownership of our stock possessing 35% or more of the total voting power of our stock; (3) there is the replacement of a majority of the members of our board of directors during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of our board of directors prior to the date of the appointment or election; or (4) an individual, entity or group (within the meaning of Section 409A of the Code) acquires, during the twelve-month period ending on the date of the most recent acquisition by such person of our assets that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of our assets immediately prior to such acquisitions, all options outstanding as of the date of such change in control will become fully exercisable. Notwithstanding the foregoing, in the event of a change in control, our board of directors or the committee may, in its sole discretion, determine that any and all awards granted pursuant to the 2007 Plan shall not vest or become exercisable on an accelerated basis if our board of directors, or the board of directors of the surviving or acquiring corporation, has taken such action as is equitable or appropriate to protect the rights and interests of the participants under the 2007 Plan.

Amendment and Termination of 2007 Plan

The 2007 Plan and any award granted pursuant to the 2007 Plan may be amended or terminated at any time by our board of directors; provided that, (1) amendment or termination of an award will not, without the consent of the recipient of the award, adversely affect the rights of the recipient of the outstanding award, and (2) approval of an amendment to the 2007 Plan by our stockholders will only be required in the event such stockholder approval of any such amendment is required by applicable law, rule or regulation.

Federal Income Tax Consequences

Incentive Stock Options. All incentive stock options granted or to be granted under the 2007 Plan which are designated as incentive stock options are intended to be incentive stock options as defined in Section 422 of the Code.

Under the provisions of Section 422 of the Code, neither the holder of an incentive stock option nor we will recognize income, gain, deduction or loss upon the grant or exercise of an incentive stock option. An optionee will be taxed only when the stock acquired upon exercise of an incentive stock option is sold or otherwise disposed of in a taxable transaction. If at the time of such sale or disposition the optionee has held the shares for the required holding period (two years from the date the option was granted and one year from the date of the transfer of the shares to the optionee), the optionee will recognize long-term capital gain or loss, as the case may be, based upon the difference between his exercise price and the net proceeds of the sale. However, if the optionee disposes of the shares before the end of such holding period, the optionee will recognize ordinary income on such disposition in an amount equal to the lesser of:

(a)	gain on the sale or other disposition; or

(b)
the amount by which the fair market value of the shares on the date of exercise exceeded the option exercise price, with any excess gain being capital gain, long-term or short-term, depending on how long the shares had previously been held on the date of sale or other taxable disposition.

The foregoing discussion and the reference to capital gain or loss treatment therein assume that the option shares are a capital asset in the hands of the optionee. A sale or other disposition which results in the recognition of ordinary income to the optionee will also result in corresponding income tax deduction for us.

The 2007 Plan permits an optionee to pay all or part of the purchase price for common shares acquired pursuant to exercise of an incentive stock option by transferring to us other shares of our common stock owned by the optionee, and Section 422 of the Code provides that an option will continue to be treated as an incentive stock option if it is exercised in such manner. Upon the exchange, and except as otherwise described herein, no gain or loss is recognized by the optionee upon delivering previously acquired common shares to us as payment of the exercise price. The common shares received by the optionee, equal in number to the previously acquired common shares exchanged therefore, will have the same basis and holding period for long-term capital gain purposes as the previously acquired common shares. The optionee, however, will not be able to utilize the prior holding period for the purpose of satisfying the incentive stock option statutory holding period requirements. Common shares received by the optionee in excess of the number of previously acquired common shares will have a basis of zero (plus, in the case of payment of the purchase price in a combination of cash and surrendered shares, the amount of any cash paid) and a holding period which commences as of the date the common shares are transferred to the optionee upon exercise of the incentive stock option. If the exercise of any incentive stock option is effected using common shares previously acquired through the exercise of an incentive stock option, the exchange of the previously acquired common shares will be considered a disposition of the common shares for the purpose of determining whether a disqualifying disposition has occurred and, thus, whether ordinary income will be recognized. In such case, the optionee’s basis in the number of new common shares so acquired that is equal to the number of common shares surrendered will be equal to the optionee’s cost basis in the common shares surrendered plus the amount of ordinary income, if any, recognized. The optionee’s basis in the additional number of new common shares received will be zero plus, in the case of payment of the purchase price in a combination of cash and surrendered common shares, the amount of any cash paid. However, the incentive stock option stock acquired through the exchange of statutory option stock will still qualify for favorable tax treatment under Section 422 of the Code.

Section 424(c)(3) of the Code provides that if “statutory option stock” is transferred in connection with the exercise of an incentive stock option, and if the holding period requirements under Section 422(a)(1) of the Code are not met with respect to such statutory option stock before such transfer, then ordinary income will be recognized as a result of the transfer of statutory option stock. However, the incentive stock option stock acquired through the exchange of statutory option stock will still qualify for favorable tax treatment under Section 422 of the Code.

The excess of the fair market value of shares acquired through the exercise of an incentive stock option over the exercise price is taken into account in computing an individual taxpayer’s alternative minimum taxable income. Thus, the exercise of an incentive stock option could result in the imposition of an alternative minimum tax liability.

In general, an option granted under the 2007 Plan that is designated as an incentive stock option would be taxed as described above. However, in some circumstances an option that is designated as an incentive stock option will be treated as a non-qualified stock option and the holder taxed accordingly. For example, a change in the terms of an option that gives the employee additional benefits may be treated as the grant of a new option. Unless all the criteria for treatment as an incentive stock option are met on the date the “new option” is considered granted (such as the requirement that the option be granted only to an employee), the option will be treated and taxed as a non-qualified stock option.

Non-Qualified Stock Options. All options granted or to be granted under the 2007 Plan which do not qualify as incentive stock options are non-statutory options not entitled to special tax treatment under Section 422 of the Code.

A participant in the 2007 Plan will recognize taxable income upon the grant of a non-qualified stock option only if such option has a readily ascertainable fair market value as of the date of grant. However, under the applicable Treasury Regulations, the non-qualified stock options issued under the 2007 Plan will not have readily ascertainable fair market value unless at the time such options are granted we have similar options actively traded on an established market. We presently have no such actively traded options.

Upon the exercise of a non-qualified stock option not having a readily ascertainable fair market value, the optionee recognizes ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price for those shares. We are not entitled to an income tax deduction with respect to the grant of a non-statutory stock option or the sale of stock acquired pursuant thereto. We generally are permitted a deduction equal to the amount of ordinary income the optionee is required to recognize as a result of the exercise of a non-statutory stock option.

If an optionee pays the exercise price, in whole or in part, with previously acquired common shares, the participant will recognize ordinary income in the amount which the fair market value of the common shares received exceeds the exercise price. The optionee will not recognize the gain or loss upon delivering the previously acquired common shares to us. Common shares received by an optionee, equal in number to the previously acquired common shares exchanged therefor, will have the same basis and holding period for long-term capital gain purposes as the previously acquired common shares. Common shares received by an optionee in excess of the number of such previously acquired common shares will have a basis equal to the amount of ordinary compensation income recognized as the result of the exercise of the option plus, in the case of payment of the purchase price in a combination of cash and surrendered shares, the amount of any cash paid. The holding period for the additional common shares will commence as of the date of exercise or such other relevant date.

General. The 2007 Plan is not qualified under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

The preceding discussion is based upon federal income tax laws and regulations in effect on the date of this proxy statement, which are subject to change, and upon an interpretation of the statutory provisions of Section 422 of the Code, its legislative history and related income tax regulations. Furthermore, the foregoing is only a general discussion of the federal income tax consequences of the 2007 Plan and does not purport to be a complete description of all federal income tax aspects of the 2007 Plan. Option holders may also be subject to state and local taxes in connection with the grant or exercise of options granted under the 2007 Plan and the sale or other disposition of shares acquired upon exercise of the options.

Impact of Section 409A of the Internal Revenue Code

The tax consequences described above under “Federal Income Tax Consequences” may be impacted by the Congress’ adoption of Section 409A of the Code, which became effective January 1, 2005 and generally applies to (i) all awards granted after December 31, 2004, and (ii) the portion of any awards granted prior to January 1, 2005 which had not yet vested as of December 31, 2004. If an award violates Section 409A of the Code, the affected participant’s award and all similar awards of the affected participant made under our other similar plans or arrangements, plus related earnings on such awards, for that year and all preceding years, will be includible in the participant’s gross income to the extent the amounts are not subject to a substantial risk of forfeiture. In addition, the participant will be charged interest (generally from the date that the award vests) at the Internal Revenue Service underpayment rate plus one percent, plus an additional tax equal to 20 percent of the compensation that is required to be included in gross income. Plans are required to be amended to comply with Section 409A of the Code by December 31, 2007.

The terms of the 2007 Plan are intended to comply with the requirements of Section 409A of the Code. However, the statutory language of Section 409A of the Code is somewhat ambiguous, and the proper application of certain of its provisions is currently unclear despite the issuance of final regulations by the Treasury. The Treasury has indicated that it intends to issue additional guidance in the future further clarifying the application of Section 409A of the Code. We intend to amend the 2007 Plan, if and as necessary, to conform its provisions to the requirements of Section 409A of the Code as clarified in such additional guidance.

The board of directors recommends that stockholders vote FOR the 2007 Stock Option Plan.

PROPOSAL NO. 3
APPROVAL OF AMENDMENT TO STOCK INCENTIVE PLAN

On August 27, 2007, the board of directors adopted, subject to stockholder approval, an amendment to the Stock Incentive Plan, referred to in this proxy statement as the Incentive Plan, to increase to 150,000 the number of shares of our common stock that may be issued under the Incentive Plan. The amendment to the Incentive Plan will become effective upon stockholder approval.

The affirmative vote of the holders of a majority of the shares entitled to vote on, and that vote for or against or expressly abstain with respect to, this proposal at the annual meeting, if a quorum is present, shall be the act of the stockholders.

Nature and Purpose of the Incentive Plan

The Incentive Plan permits us to grant common stock, which broadens the array of equity alternatives available to our compensation committee when designing compensation incentives. The purpose of the Incentive Plan is to promote our success and enhance our value by linking the personal interests of participants to those of our stockholders, and by providing participants with an incentive for outstanding performance. The Incentive Plan is further intended to provide flexibility to us in our ability to motivate, attract and retain the services of participants upon whose judgment, interest and special effort the successful conduct of our operations is largely dependent.

Authorized Shares

The Incentive Plan originally provided for the grant of 100,000 shares of common stock. As of April 30, 2007, 39,728 shares of common stock remained available for grant under the Incentive Plan. Pursuant to section 8.1 of the Incentive Plan, our board of directors recommends that the number of shares that may be issued be increased from 100,000 to 150,000. The proposed increase in the number of authorized shares would ensure uninterrupted continuation of the Incentive Plan.

Certain certificates for shares of common stock delivered under the Incentive Plan are subject to restrictions and legends as our compensation committee deems advisable and/or required by applicable law or Federal or state securities laws. The number and kind of shares issued under the Incentive Plan or authorized for issuance will be appropriately adjusted by our compensation committee to reflect certain spinoffs and other changes in our capital structure that might result in unintended increases or decreases in the value of a participant’s award.

Administration

The Incentive Plan is administered by our compensation committee, and will continue to be so as long as the membership on such committee meets the requirements necessary for awards under the Incentive Plan to satisfy exemption from the short-swing profit provisions under Rule 16b-3 of the Exchange Act and the performance-based exemption to the limitations of Section 162(m) of the Code. We believe that our compensation committee currently satisfies these requirements. If at any future time the compensation committee fails to meet these requirements, our board of directors will serve in its place. Subject to the provisions of the Incentive Plan, our compensation committee has plenary authority in its discretion to select the individuals to whom shares are awarded, the number of shares to be included in each award, the time or times at which shares are awarded and whether the shares included in any award are subject to payment by the respective participant of a purchase price and the amount of such purchase price. Our compensation committee has the discretionary authority to interpret the Incentive Plan and to prescribe, amend and rescind rules and regulations relating to it.

Eligibility

An award of shares may be made only to those persons selected by our compensation committee from among our employees, officers and directors or the employees, officers and directors of one of our subsidiaries. As of August 27, 2007, approximately 800 persons were eligible to receive shares pursuant to the Incentive Plan.

In making awards of shares to participants, our compensation committee takes into account the duties of the respective participants, their present and potential contribution to our success and the success of our subsidiaries, and such other factors as our compensation committee deems relevant in connection with accomplishing the purposes of the Incentive Plan. Although all of our executive and non-executive officers, employees and directors will be eligible for awards under the Incentive Plan, as amended, if selected by our compensation committee in its discretion, it is not possible, at this time, to predict the benefits and amounts that will actually be received by all individual participants or groups of participants in the future. The following table indicates the number of shares that will be awarded to each of the following individuals and groups under the Incentive Plan to the extent such awards are determinable.

Stock Incentive Plan
Name and Position	Dollar value ($)	Number of Units
Tilman J. Falgout, III Chief Executive Officer	-	Not presently determinable
William H. Henderson President	$490,400	40,000[2]
Jeffrey A. Williams Chief Financial Officer	-	Not presently determinable
Eddie L. Hight Chief Operating Officer	$306,500	25,000[2]
Executive Group	$796,900	65,000
Non-Executive Director Group	-	Not presently determinable
Non-Executive Officer Employee Group	-	Not presently determinable
____________________________
1 Based on the market price of our common stock on August 27, 2007.
2 Represents the number of shares to be granted, subject to stockholder approval of the amendment to the Incentive Plan, pursuant to the terms of new employment agreements. See “Executive Compensation - Employment Agreements - New Employment Agreements.”

Restricted Shares

Our compensation committee may impose such conditions and/or restrictions on any award made pursuant to the Incentive Plan as it may deem advisable, including, without limitation, payment of a purchase price for each share, restrictions based upon the achievement of specific performance goals, time-based restrictions, and/or restrictions under applicable Federal or state securities laws. The conditions and restrictions imposed on any award need not be uniform among all awards or shares issued to the same participant or to other participants pursuant to the Incentive Plan. Our compensation committee, in its sole discretion, may accelerate or otherwise modify the period of restriction applicable to any share or substitute new awards in place of outstanding awards, provided that in the event that outstanding awards will be materially and adversely affected, the participant’s written consent must be obtained.

Upon the award to a participant of shares, the participant will become a stockholder with respect to such shares and, subject to the provisions of the Incentive Plan, will have the rights of a stockholder with respect to such shares; provided, however, that a participant who is granted restricted shares may be required by the compensation committee to execute an irrevocable proxy granting us the right to vote his or her shares until the end of any period of restriction.

Amendment, Modification or Termination of the Incentive Plan

Our board of directors may at any time alter, amend, suspend or terminate the Incentive Plan in whole or in part; provided, however, that to the extent required by applicable laws or Federal or state securities laws, any such modification or termination will be subject to the approval of our stockholders; and provided further, however, that such amendment will not materially adversely affect any outstanding awards unless the affected participant’s written consent is obtained.

Federal Income Tax Consequences

The following discussion of the Federal income tax consequences of the issuance, vesting, payment, sale and forfeiture of awards under the Incentive Plan is based on an analysis of the Code, existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change. In addition to being subject to the Federal income tax consequences described below, a participant may also be subject to state and local tax consequences in the jurisdiction in which he or she works and/or resides.

An award under the Incentive Plan of shares of our common stock with no restrictions will be recognized as ordinary income to the participant in the participant’s tax year in which the shares are awarded in an amount of the fair market value of the shares awarded at the time of the award. We are entitled to a deduction for Federal income tax purposes for our taxable year in which ends the participant’s taxable year in which the participant is required to recognize the income from the award.

In general, no income will be recognized by a participant at the time an award of restricted stock is granted to him or her. Ordinary income will be recognized by a participant at the time any restrictions which apply to any restricted share terminate and the participant is no longer subject to a substantial risk of forfeiting such restricted share to us. The amount of such ordinary income due with respect to the award will normally equal the excess, if any, of the fair market value of the underlying shares of the common stock on the date the restricted share vests, over the price paid by the participant for the shares, if any. This ordinary income will also constitute wages subject to withholding by us. Any subsequent realized gain or loss on shares will be a capital gain or loss with the participant’s holding period measured from the date of vesting and with the participant’s basis in each share being equal to the price paid by the participant for such share, if any, plus the amount of ordinary income, if any, recognized with respect to such share upon vesting.

Notwithstanding the foregoing, a participant may within 30 days after a share is granted to him or her under the Incentive Plan elect under Section 83(b) of the Code, referred to in this proxy statement as a Section 83(b) election, to include in income as of the date of such grant the excess, if any, of the fair market value of a share of the common stock on the date of grant, over the price paid by the participant for such restricted share, if any. Such income will be ordinary income that will also constitute wages subject to withholding by us. If a participant subsequently vests in restricted shares as to which a Section 83(b) election has been made, such vesting will not result in a taxable event to the participant. If a participant makes a Section 83(b) election with respect to any restricted share, and subsequently is required under the Incentive Plan to forfeit such restricted share or to sell the restricted share to us for the price paid by the participant, if any, the participant will not be entitled to a deduction with respect thereto and will not have a capital loss as a result thereof. Any gain or loss subsequently realized on a restricted share with respect to which a Section 83(b) election was made will be a capital gain or loss with the participant’s holding period measured from the date of grant and with the participant’s basis in each share being equal to the price paid by the participant for such share, if any, plus the amount of ordinary income, if any, recognized with respect to such share at the time of the Section 83(b) election.

We are entitled to a deduction for Federal income tax purposes for our taxable year in which ends the participant’s taxable year in which the participant is required to recognize the income from the award. Such deduction will ordinarily be in an amount equal to the amount included in income by the participant, although it is subject to certain specified limitations under Section 162(m) of the Code.

The board of directors recommends that stockholders vote FOR the amendment to the Incentive Plan.

CORPORATE GOVERNANCE AND BOARD MATTERS

Meetings of the Board of Directors

During our last fiscal year, our board of directors held five meetings. Each incumbent director attended at least 75% of the aggregate number of meetings held by the board of directors and by the committees of the board of directors on which such director served.

It is the policy of our board of directors that all directors should attend the annual meeting of stockholders unless unavoidably prevented from doing so by unforeseen circumstances. All of our directors attended the 2006 annual meeting of stockholders.

Board Independence

Our board of directors consists of six members. Our board of directors has determined that Daniel J. Englander, William M. Sams, John David Simmons and William A. Swanston have, and that Carl E. Baggett had, no relationship with us that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and are independent within the rules of The Nasdaq Stock Market, referred to in this proxy statement as Nasdaq.

Shareholder Communications with the Board of Directors

Our board of directors has implemented a process for stockholders to send communications to our board of directors. Any stockholder desiring to communicate with our board of directors, or with specific individual directors, may do so by writing to our Secretary at 802 Southeast Plaza Ave., Suite 200, Bentonville, Arkansas 72712. Our Secretary has been instructed by our board of directors to promptly forward all such communications to our board of directors or such individual directors.

Committees of the Board of Directors

Our board of directors presently has three standing committees: audit committee, compensation and stock option committee, referred to in this proxy statement as the compensation committee, and nominating committee. Each of these committees is described below.

Audit Committee

Our audit committee presently assists our board of directors in overseeing our accounting and financial reporting process and audits for our financial statements. It is directly responsible for the appointment, compensation, retention and oversight of the work of our registered public accounting firm. Our audit committee reviews the auditing accountant’s audit of our financial statements and its report thereon, management’s report on our system of internal controls over financial reporting, various other accounting and auditing matters and the independence of the auditing accountants. The committee reviews and pre-approves all audit and non-audit services performed by our auditing accountants, or other accounting firms, other than as may be allowed by applicable law. Our audit committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting and auditing matters. Our audit committee meets with management to review any issues related to matters within the scope of the audit committee’s duties. The committee operates pursuant to a written charter adopted by our board of directors, which may be found on our website at www.car-mart.com.

Our audit committee is currently composed of William A. Swanston, William M. Sams and John David Simmons, Chairman, each of whom is an “independent director,” as such term is defined by Nasdaq’s listing standards. Our board of directors has determined that William A. Swanston is an “audit committee financial expert,” as defined by the rules of the SEC. Our audit committee held five meetings during the last fiscal year. See “Audit Committee Report” for additional information regarding our audit committee.

Compensation Committee

Our compensation committee presently consists of John David Simmons, William M. Sams and Daniel J. Englander, Chairman. Our compensation committee assists our board of directors with respect to our compensation programs and compensation of our executive officers and is authorized to administer our equity and non-equity incentive plans. Our compensation committee operates pursuant to a written charter adopted by our board of directors, which may be found on our website at www.car-mart.com. Our compensation committee held three meetings during the last fiscal year. See “Executive Compensation - Compensation Discussion and Analysis - Role of Compensation Committee” for additional information.

Nominating Committee

Our nominating committee presently consists of John David Simmons, William M. Sams, Daniel J. Englander and William A. Swanston, Chairman. Our nominating committee operates pursuant to a written charter adopted by our board of directors, which may be found on our website at www.car-mart.com. Nominees for election to our board of directors are considered and recommended by our nominating committee. Our full board of directors considers the recommendations of the nominating committee and recommends the nominees to our stockholders. Our nominating committee’s process for identifying and evaluating potential nominees includes soliciting recommendations from our directors and officers. Absent special circumstances, our nominating committee will continue to nominate qualified incumbent directors whom the nominating committee believes will continue to make important contributions to our board of directors. Our nominating committee generally requires that nominees be persons of sound ethical character, be able to represent all stockholders fairly, have no material conflicts of interest, have demonstrated professional achievement, have meaningful experience and have a general appreciation of the major issues facing us. Our nominating committee held two meetings during the last fiscal year.

Shareholder Nominations

Our nominating committee will consider persons recommended by our stockholders in selecting nominees for election. Our nominating committee does not have a formal policy with regard to the consideration of any director candidates recommended by stockholders because it believes that it can adequately evaluate any such nominee on a case-by-case basis. However, our nominating committee would consider for possible nomination qualified nominees recommended by stockholders. Stockholders who wish to propose a qualified nominee for consideration should submit complete information as to the identity and qualifications of that person to our Secretary at 802 Southeast Plaza Ave., Suite 200, Bentonville, Arkansas 72712. See “Stockholder Proposals” for information regarding the procedures that must be followed by stockholders in order submit stockholder proposals, including proposals to nominate candidates.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is or has been one of our officers or employees. There are no compensation committee interlocks and no insider participation in compensation decisions that are required to be disclosed in this proxy statement.

Code of Ethics

We have adopted a code of business conduct and ethics that applies to all employees, including executive officers and directors. A copy of our code was filed as Exhibit 14.1 to our annual report on Form 10-K for the fiscal year ended April 30, 2004. In the event that we make any amendments to, or grant any waiver from, a provision of the code that requires disclosure under applicable SEC or Nasdaq rules, we will disclose such amendment or waiver and the reasons therefore as required.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our outstanding common stock to file with the SEC reports of changes in ownership of our common stock held by such persons. Executive officers, directors and greater than 10% shareholders are also required to furnish us with copies of all forms they file under this regulation. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, during the fiscal year ended April 30, 2007, our executive officers, directors and greater than 10% shareholders complied with all Section 16(a) filing requirements applicable to them, except as follows: John David Simmons, William A. Sams and Carl E. Baggett, who is no longer one of our directors, each filed one report late reporting one transaction.

EXECUTIVE OFFICERS

Our executive officers are as follows:

Name	Age	Position Held
Tilman J. Falgout, III	58	Chief Executive Officer and General Counsel
William H. Henderson	44	President
Eddie L. Hight	44	Chief Operating Officer
Jeffrey A. Williams	44	Chief Financial Officer, Vice President Finance and Secretary

See "Election of Directors" for information with respect to Tilman J. Falgout, III and William H. Henderson.

Eddie L. Hight has served as our Chief Operating Officer since May 2002. From 1984 until May 2002, Mr. Hight held a number of positions at Car-Mart including Store Manager and Regional Manager.

Jeffrey A. Williams has served as our Chief Financial Officer, Vice President Finance and Secretary since October 1, 2005. From October 2004 until his employment by us, he served as the Chief Financial Officer of Budgetext Corporation, a distributor or new and used textbooks. From February 2004 to October 2004, Mr. Williams was the President and founder of Clearview Enterprises, LLC, a regional distributor of animal health products. From January 1999 to January 2004, Mr. Williams was Chief Financial Officer and Vice President of Operations of Wynco, LLC, a nationwide distributor of animal health products.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy

Our compensation philosophy is to align the interests of our executive officers with those of our stockholders. We believe that this is best accomplished by the following:

•	paying executives a base salary commensurate with their backgrounds, industry knowledge, special skill sets and responsibilities;

•	offering incentive cash bonuses conditioned on our consolidated financial results; and

•	making periodic grants of restricted stock and/or stock options to induce executives to remain in our employ as well as align their interests with those of our stockholders.

Our overall goal is to ensure that our executive compensation program and policies are consistent with our strategic business objectives and that we provide incentives for the attainment of those objectives. We strive to accomplish this goal in the context of a compensation program that includes annual base salary, annual cash incentives and stock ownership.

Role of Compensation Committee

Our compensation committee retains broad flexibility in the administration of our executive compensation program. We believe this flexibility is critical to retaining key executives. Our compensation committee is focused on ensuring that executive compensation is directly tied to our economic performance.

Our compensation committee operates under a written charter adopted by our board of directors. Our compensation committee has several duties and responsibilities, including the following:

•	establish and review our overall executive compensation philosophy;

•	review and approve our goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, including annual performance objectives;

•
on an annual basis, review the compensation and performance of our officers, review and approve corporate goals relevant to the compensation of our Chief Executive Officer and other executive officers, evaluate our Chief Executive Officer’s performance in light of these goals and objectives, evaluate the performance of our senior executive officers, and based on such evaluation, approve the annual compensation of our Chief Executive Officer and other executive officers;

•
review the annual compensation discussion and analysis and produce an annual report on executive compensation for inclusion in our annual proxy statement, in accordance with all applicable rules and regulations;

•
as requested by our board of directors, make recommendations to our board of directors with respect to the approval of incentive compensation plans and equity-based incentive plans, and administer such plans;

•
periodically review the policies and criteria for the administration of all executive compensation programs, the operations of the compensation programs and whether they are achieving their intended purposes;

•	monitor compliance by executives with the terms and conditions of our executive compensation plans and programs;

•	establish and periodically review policies in the area of senior management perquisites;

•	review board of director compensation levels and practices periodically, and recommend to our board of directors, from time to time, changes in such compensation levels and practices;

•	review and approve plans and processes for management development and succession; and

•	periodically review and reassess the adequacy of the compensation committee charter and recommend any proposed changes to our board of directors for approval.

For additional information on the duties and responsibilities of our compensation committee, see our compensation committee charter available on our website at www.car-mart.com.

Compensation Process

Our compensation committee reviews and administers our compensation program for each of our named executive officers. Compensation is typically set at three-year increments in order to help ensure that longer-term results are the primary focus, which we believe is critically important in our industry. Our compensation committee periodically meets with our Chief Executive Officer, who provides insight into how individual executives are performing.

Employment Agreements

We have employment agreements with all of our named executive officers. We believe that the employment agreements, which include change-in-control provisions, are necessary to attract and retain executives in light of all relevant factors, which include each officer’s past employment experience, desired terms and conditions of employment, and the strategic importance of their respective positions. We believe that the change-in-control provisions are necessary to maintain stability among our executive group and that the terms of such provisions are reasonable based on our review of similar provisions for similar companies. Our compensation committee reviews the employment agreements at the time such agreements are entered into in order to determine current market terms for the particular executive and agreement. See “ Executive Compensation - Employment Agreements” and “Executive Compensation - Change in Control Agreements” for a discussion of the terms of the employment agreements.

Total Compensation and Elements of Compensation

Our principal focus is on total compensation, a significant portion of which is based on each executive’s performance and is not guaranteed. Although we do informally review what other companies within our industry or other companies of comparable size, growth, performance and complexity are offering to their executives, we believe the appropriate level of compensation is determined through careful consideration of the individual employee and our business goals. We consider a variety of factors in determining the total compensation for our named executive officers, including their backgrounds, industry knowledge, special skill sets and responsibilities.

Our executive compensation program primarily consists of base salary, annul short-term incentives in the form of cash, and long-term incentives in the form of restricted stock and/or stock options. We also provide certain of our named executive officers with minimal perquisites and personal benefits. In addition, we provide our named executive officers with the ability to contribute a portion of their earnings to our 401(k) plan. Our 401(k) plan is available generally to all of our employees.

Base Salary

We offer what we believe to be competitive base salaries to our named executive officers. The base salary must be sufficient to attract talented executives and provide a secure base of cash compensation. Due to the relatively small size of our industry and the non-existence of public competitors, we have not engaged in any formal compensation benchmarking studies; however, our base salary levels for our named executive officers are generally set to be competitive in relation to salary levels of executive officers in other companies within our industry or other companies of comparable size, growth, performance and complexity, while also taking into consideration the executive officer’s position, responsibility and special expertise. Annual base salary increases, typically determined in May of each year, are not assured and adjustments to base salary take into account subjective factors such as the executive’s performance during the prior year, responsibilities and experience. In fiscal 2007, our named executive officers did not receive an increase in base salary from the fiscal 2006 levels. For fiscal 2008, our named executive officers will receive the following increases in base salary from fiscal 2007 levels: our Chief Executive Officer will receive a $0 increase with a base salary of $330,000; our President will receive a $45,000, or 17.6%, increase with a base salary of $300,000; our Chief Operating Officer will receive a $15,000, or 8.8%, increase with a base salary of $185,000; and our Chief Financial Officer will receive a $5,000, or 2.9%, increase with a base salary of $180,000.

Economic Profit

Beginning with fiscal 2008, the performance criteria for certain of our named executive officers for their short-term and long-term incentive compensation will be economic profit, as opposed to profit under generally accepted accounting principals, referred to in this proxy statement as GAAP. We define economic profit as net operating profit after taxes minus a charge for the cost of capital necessary to generate those profits. Economic profits are realized only if actual financial results exceed the cost of capital to generate those profits. Economic profit is neither in accordance with, nor should it be considered an alternative to, GAAP. However, we believe that maximizing economic profit is the clearest path to creating long-term stockholder value and that it provides our stockholders with another meaningful tool to evaluate our performance. We consider economic profit to be the best measure of our financial performance.

Short-Term Incentive Compensation

Our short-term incentive plans for our named executive officers, which are contained in their employment agreements, are intended to drive short-term, typically one to three years, operating and financial results deemed crucial to our long-term term success. Our program entails granting annual cash bonuses reflecting our performance. The purpose of the annual cash bonuses paid to our named executive officers is to reflect the breadth of their experience and responsibility, and to make the cash component of their compensation competitive. These cash bonuses are a material portion of the named executive officers’ overall compensation. All such cash bonuses are subject to our compensation committee’s discretion to award bonuses greater than the target if deemed appropriate. Our compensation committee also administers the calculation of amounts earned under the short-term incentive plans.

The performance criterion for our short-term incentive plans for fiscal 2007 for our Chief Executive Officer, President and Chief Operating Officer was based on our net income. The performance criterion for our short-term incentive plans beginning in fiscal 2008 for our President, Chief Financial Officer and Chief Operating Officer, which was selected by our compensation committee, includes attaining certain levels of economic profit per diluted share. Target payments will typically range from 10% to 20% of base salary, depending on the named executive officer’s position and our performance as related to our economic profit goals. Our compensation committee has set the awards for each named executive officer based on the time of employment with us, job responsibilities, industry knowledge, special skills and performance. The performance goals have been set at levels that our compensation committee considers attainable, but not assured, and representative of solid operating and financial performance within our industry. In addition, our compensation committee may, in its discretion, revise the target levels for the performance goals for fiscal years 2009 and 2010. The short-term incentive compensation for our Chief Executive Officer will continue to be based on our net income in accordance with his existing employment agreement. See “Executive Compensation - Employment Agreements” for a discussion of the performance criteria for each named executive officer.

Long-Term Incentive Compensation

Our compensation objective of inducing executives to remain in our employ as well as aligning their interests with those of our stockholders leads us to make periodic equity awards. These awards provide incentives for our named executive officers to remain with us over the long term and additional flexibility to our compensation committee to reward superior performance by our named executive officers. We believe that dependence on equity for a significant portion of a named executive officer’s compensation more closely aligns such executive’s interests with those of our stockholders, since the ultimate value of such compensation is linked directly to our stock price.

We have primarily utilized two equity incentive plans, including the 1997 Stock Option Plan, which we intend to replace with the 2007 Stock Option Plan, and the Incentive Plan. See “Proposal No. 2 - Approval of 2007 Stock Option Plan” and “Proposal No. 3 - Approval of Amendment to Stock Incentive Plan” for a discussion of the specific terms of our equity incentive plans. A majority of the stock options granted by us have been non-qualified stock options, expire ten years from the date of grant and have had exercise prices equal to or greater than the fair market value of the underlying stock at the time of grant. Awards have historically been made on a periodic basis at the discretion of our compensation committee based on individual performance, as well as our overall performance. For fiscal 2008, certain awards were made for a three-year period, are performance-based and, like short-term incentive compensation, will only be earned by the named executive officer if we meet certain economic profit goals. In addition, our compensation committee may, in its discretion, revise the target levels for the performance goals for fiscal years 2009 and 2010. See “Executive Compensation - Employment Agreements” for a discussion of the performance criteria for certain of our executive officers.

As discussed below under the section entitled “Executive Compensation - Employment Agreements,” and subject to stockholder approval of the 2007 Plan and the amendment to the Incentive Plan, we are prepared to issue significant equity awards to certain key executives as part of our strategy of providing meaningful long-term performance-based incentives for our management team and to more closely align management’s interest with the interests of our stockholders. A large portion of the equity awards that will be issued will be performance-based and will only vest if economic profit meets or exceeds goals for the three-year period ending April 30, 2010.

Perquisites and Personal Benefits

Our named executive officers receive additional compensation consistent with our philosophy of hiring and retaining key personnel. Such perquisites include disability insurance, automobile allowances and matching contributions to our 401(k) plan. See “Executive Compensation - Summary Compensation Table for Fiscal 2007” for the aggregate incremental cost to us during fiscal 2007 of such benefits.

Equity Ownership Guidelines

We have an ownership philosophy, rather than a formal policy, regarding equity ownership by our named executive officers. The objectives of our philosophy are to instill an ownership mindset among our senior management and to align the interests of our named executive officers with the interests of our stockholders. The long-term incentive compensation arrangements discussed above are intended to bring the beneficial ownership interests of our named executive officers more in line with our compensation committee’s ownership level expectations.

Deductibility of Executive Compensation

The deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, as amended, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals, has not been a material consideration for our compensation committee due to the levels and types of compensation paid to our named executive officers.

Accounting for Stock-Based Compensation

Effective at the beginning of fiscal 2007, we began accounting for stock-based payments in accordance with the requirements of SFAS No.123R. The expense related to equity compensation has been and will continue to be a material consideration in the overall compensation program.

Summary Compensation Table for Fiscal 2007

The following table provides certain information for the fiscal year ended April 30, 2007 concerning compensation earned for services rendered in all capacities by our principal executive officer, principal financial officer and our two other executive officers during the fiscal year ended April 30, 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)[1]	Option Award ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)[1]	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Tilman J. Falgout, III Chief Executive Officer and General Counsel	2007	$330,000	$21,162	$102,350	-	-	-	$22,715	$476,227
William H. Henderson President	2007	$255,000	$42,325	$102,350	-	-	-	$8,357	$408,032
Jeffrey A. Williams Chief Financial Officer and Secretary	2007	$175,000	$50,000	$51,175	-	-	-	$4,312	$280,487
Eddie L. Hight Chief Operating Officer	2007	$170,000	$21,162	$68,233	-	-	-	$8,216	$267,611
____________________________
1 Refer to “Financial Statements and Supplementary Data - Notes to Consolidated Financial Statements - Stock-Based Compensation” included in our annual report on Form 10-K filed on July 13, 2007 for the relevant assumptions used to determine the valuation of our stock awards.
2 These amounts include contributions to our 401(k) plan, payment of disability insurance premiums and use of company automobile, including as follows: Mr. Falgout $5,011 for disability insurance, $13,750 for use of company automobile and $3,954 for 401(k) plan.

Grants of Plan-Based Awards during Fiscal 2007

The following table provides certain information concerning the grants of awards in fiscal 2007 to the named executive officers pursuant to plans.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)[1]	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Full Grant-Date Fair Value ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Tilman J. Falgout	5/1/06							15,000			$307,050
William H. Henderson	5/1/06							15,000			$307,050
Jeffrey A. Williams	5/1/06							7,500			$153,525
Eddie L. Hight	5/1/06							10,000			$204,700
_____________________________
1 Grants pursuant to Incentive Plan. The restricted stock vests in three equal installments on April 30, 2007, April 30, 2008 and April 30, 2009.

Our named executive officers are entitled to all benefits generally made available to our employees, including the eligibility to participate in our 401(k) plan. Our 401(k) plan is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code of 1986, as amended, referred to in this proxy statement as the Code. In general, all of our employees who are at least 21 years of age are eligible to participate one year following the date they were hired. Our 401(k) plan includes a salary deferral arrangement pursuant to which the participants may contribute up to the maximum amount permitted by the Code. We may make both matching and additional contributions, subject to certain Code limitations, at the discretion of our board of directors. A separate account is maintained for each participant in our 401(k) plan. The portion of a participant’s account attributable to his or her own contributions is 100% vested. Distributions from our 401(k) plan may be made in the form of a lump sum cash payment or, for required minimum distribution, in installment payments. We made the following contributions for each of our named executive officers in fiscal 2007: (i) $3,954 for Tilman J. Falgout, III; (ii) $3,507 for William H. Henderson; (iii) $1,212 for Jeffrey A. Williams; and (iv) $3,866 for Eddie L. Hight.

Employment Agreements

Agreements related to Fiscal Year 2007 Compensation

The following is a discussion of the employment agreements related to the compensation earned by and paid to our named executive officers for fiscal 2007. We have entered into new employment agreements with all of our named executive officers, other than our Chief Executive Officer. See “New Employment Agreements” below for a discussion of the terms of such agreements. However, we have amended the change in control provisions contained in our Chief Executive Officer’s employment agreement. See “Executive Compensation - Change in Control Agreements” below.

Tilman J. Falgout. Pursuant to an employment agreement, which was authorized by our compensation committee on May 10, 2006, Tilman J. Falgout agreed to serve as a senior executive officer of America’s Car-Mart, Inc., an Arkansas corporation that is referred to in this proxy statement as our operating subsidiary, for a term ending on April 30, 2009. Mr. Falgout is entitled to an annual salary of $330,000, or such higher annual salary approved by our board of directors. Mr. Falgout has the right to participate in any operating subsidiary 401(k) profit sharing plan, as well as the medical and life insurance programs offered by our operating subsidiary. In addition, Mr. Falgout is eligible to earn a bonus each fiscal quarter equal to one-half percent of our net income during such quarter. At least 50% of such bonus, net of applicable taxes, must be used to purchase shares of our common stock, and, at his option, up to 100% of the bonus, net of applicable taxes, may be used to purchase shares of our common stock. All such shares vest immediately upon issuance and are purchased at market price. In addition, we granted to Mr. Falgout, pursuant to our Incentive Plan, 15,000 shares of our common stock, which vest in equal proportions on April 30, 2007, 2008 and 2009.

Pursuant to the terms of his employment agreement, if we terminate Mr. Falgout without cause and not in connection with a change in control, Mr. Falgout is entitled to his base salary then in effect through the term of the employment agreement. The estimated amount would have been $660,000, assuming Mr. Falgout was terminated on April 30, 2007.

Mr. Falgout’s employment agreement contains an agreement not to compete, which covers the term of employment and one year thereafter, a covenant against solicitation of employees and customers, which covers the term of employment and one year thereafter, and a provision against the use, exploitation and removal of secret processes and confidential information, which covers the term of employment and an indefinite period thereafter.

William H. Henderson. Pursuant to an employment agreement, which was authorized by our compensation committee on May 10, 2006, William H. Henderson agreed to serve as a senior executive officer of our operating subsidiary for a term ending on April 30, 2009. Mr. Henderson was entitled to an annual salary of $255,000 and eligible to earn a bonus each fiscal quarter equal to one percent of our net income during such quarter. At least 25% of such bonus, net of applicable taxes, had to be used to purchase shares of our common stock. All such shares vested immediately upon issuance and were purchased at market price. In addition, we granted to Mr. Henderson, pursuant to our Incentive Plan, 15,000 shares of our common stock, which vest in equal proportions on April 30, 2007, 2008, and 2009.

Eddie L. Hight. Pursuant to an employment agreement, which was authorized by our compensation committee on May 10, 2006, Eddie Hight agreed to serve as a senior executive officer of our operating subsidiary for a term ending on April 30, 2009. Mr. Hight was entitled to an annual salary of $170,000 and eligible to earn a bonus each fiscal quarter equal to one-half percent of our net income during such quarter. In addition, we granted to Mr. Hight, pursuant to our Incentive Plan, 10,000 shares of our common stock, which vest in equal proportions on April 30, 2007, 2008 and 2009.

Jeffrey A. Williams. For the 2007 fiscal year, we did not have a written employment agreement with Jeffrey A. Williams, although, on May 10, 2006, our compensation committee approved for Mr. Williams a salary in the amount of $175,000. Mr. Williams was also eligible to earn a cash bonus to be paid quarterly and to participate in any operating subsidiary employment benefit plans. In addition, we granted Mr. Williams, pursuant to our Incentive Plan, 7,500 shares of our common stock, which vest in equal proportions on April 30, 2007, 2008 and 2009.

New Employment Agreements

After the end of the 2007 fiscal year, we entered into new written employment agreements with William H. Henderson, Eddie L. Hight and Jeffrey A. Williams. All of the employment agreements were authorized by our compensation committee on August 27, 2007. Each of the new employment agreements contains an agreement not to compete, which covers the term of employment and one year thereafter, a covenant against the solicitation of employees and customers, which covers the term of employment and one year thereafter, a provision against the use and disclosure of trade secrets, which covers the term of employment and an indefinite period thereafter, and a provision against the use and disclosure of confidential information, which covers the term of employment and two years thereafter.

William H. Henderson. Pursuant to his new employment agreement, Mr. Henderson agreed to serve as a senior executive officer of our operating subsidiary for a term ending on April 30, 2010. Mr. Henderson is entitled to an annual salary of $300,000, or such higher annual salary approved by our board of directors. Mr. Henderson has the right to participate in any operating subsidiary 401(k) profit sharing plan, as well as the medical and life insurance programs offered by our operating subsidiary. In addition, Mr. Henderson is entitled to earn an annual bonus during the term beginning May 1, 2007 and ending April 30, 2010. Such bonus will range between $40,000 to $60,000 per fiscal year, be based upon our “economic profit per share,” and depend on us attaining a minimum of 85% of our projected economic profit, in which case a $40,000 bonus would be paid, and will increase ratably up to 115% of our projected economic profit, in which case a $60,000 bonus would be paid.

Pursuant to his new employment agreement, Mr. Henderson will receive 40,000 shares of our restricted common pursuant to our Incentive Plan, which shares will vest in equal increments each year during the term of the employment agreement. The restricted stock award will be made on the date of the 2007 annual meeting of stockholders, subject to approval by our stockholders of the proposed amendment to the Incentive Plan. In addition, we are required to make a cash payment to Mr. Henderson in an amount equal to 32% of the fair market value of such restricted shares on the respective vesting dates to defray taxes.

Mr. Henderson will also receive, pursuant to our 2007 Plan, non-qualified stock options to purchase 180,000 shares of our common stock, with vesting of such options subject to the attainment of our projected economic profit per share over the three fiscal years ending April 30, 2010. If we attain 115% or 100% of our projected economic profit per share, 180,000 or 150,000 options will vest, respectively. No options will vest unless we attain at least 85% of the applicable fiscal year’s projected economic profit per share; provided, however, “give-backs and claw-backs” will apply to the vesting of the options. For example, if we attain 70% of our projected economic profit per share in year one and then attain 120% of the projection in year two, Mr. Henderson will receive 94% of the two year total of options. Also, if we attain 90% and 75% of projected economic profit per share in year one and two, respectively, then the options vested in year one would be forfeited after year two since the two-year average is less than 85%. The stock option award will be made on the date of the 2007 annual meeting of stockholders, subject to approval by our stockholders of the 2007 Plan.

Pursuant to the terms of his employment agreement, if we terminate Mr. Henderson without cause and not in connection with a change in control, Mr. Henderson’s base salary will continue to be payable through the term of the employment agreement, Mr. Henderson will be paid, within 60 days after termination, the pro rata portion of any bonus earned through the date of termination, and all unvested restricted stock and stock options will immediately vest in full without regard to the achievement of any applicable performance goals. The estimated payment amount would have been $1,033,706, assuming Mr. Henderson was terminated on April 30, 2007.

Eddie L. Hight. Pursuant to his new employment agreement, Mr. Hight agreed to serve as a senior executive officer of our operating subsidiary for a term ending on April 30, 2010. Mr. Henderson is entitled to an annual salary of $185,000, or such higher annual salary approved by our board of directors. Mr. Hight has the right to participate in any operating subsidiary 401(k) profit sharing plan, as well as the medical and life insurance programs offered by our operating subsidiary. In addition, Mr. Hight is entitled to earn an annual bonus during the term beginning May 1, 2007 and ending April 30, 2010. Such bonus will range between $24,000 to $36,000 per fiscal year, be based upon our “economic profit per share,” and depend on us attaining a minimum of 85% of our projected economic profit, in which case a $24,000 bonus would be paid, and will increase ratably up to 115% of our projected economic profit, in which case a $36,000 bonus would be paid.

Pursuant to his new employment agreement, Mr. Hight will receive 25,000 shares of our restricted common pursuant to our Incentive Plan, which shares will vest in equal increments each year during the term of the employment agreement. The restricted stock award will be made on the date of the 2007 annual meeting of stockholders, subject to approval by our stockholders of the proposed amendment to the Incentive Plan. In addition, we are required to make a cash payment to Mr. Hight in an amount equal to 32% of the fair market value of such restricted shares on the respective vesting dates to defray taxes.

Mr. Hight will also receive, pursuant to our 2007 Plan, non-qualified stock options to purchase 108,000 shares of our common stock, with vesting of such options subject to the attainment of our projected economic profit per share over the three fiscal years ending April 30, 2010. If we attain 115% or 100% of our projected economic profit per share, 108,000 or 90,000 options will vest, respectively. No options will vest unless we attain at least 85% of the applicable fiscal year’s projected economic profit per share; provided, however, “give-backs and claw-backs” will apply to the vesting of the options as described above with respect to Mr. Henderson’s agreement. The stock option award will be made on the date of the 2007 annual meeting of stockholders, subject to approval by our stockholders of the 2007 Plan.

Pursuant to the terms of his employment agreement, if we terminate Mr. Hight without cause and not in connection with a change in control, Mr. Hight’s base salary will continue to be payable through the term of the employment agreement, Mr. Hight will be paid, within 60 days after termination, the pro rata portion of any bonus earned through the date of termination, and all unvested restricted stock and stock options will immediately vest in full without regard to the achievement of any applicable performance goals. The estimated payment amount would have been $644,127, assuming Mr. Hight was terminated on April 30, 2007.

Jeffrey A. Williams. Pursuant to his new employment agreement, Mr. Williams agreed to serve as a senior executive officer of our operating subsidiary for a term ending on April 30, 2010. Mr. Williams is entitled to an annual salary of $180,000, or such higher annual salary approved by our board of directors. Mr. Williams has the right to participate in any operating subsidiary 401(k) profit sharing plan, as well as the medical and life insurance programs offered by our operating subsidiary. In addition, Mr. Williams is entitled to earn an annual bonus during the term beginning May 1, 2007 and ending April 30, 2010. Such bonus will range between $20,000 to $30,000 per fiscal year, be based upon our “economic profit per share,” and depend on us attaining a minimum of 85% of our projected economic profit, in which case a $20,000 bonus would be paid, and will increase ratably up to 115% of our projected economic profit, in which case a $30,000 bonus would be paid.

Mr. Williams will also receive, pursuant to our 2007 Plan, non-qualified stock options to purchase 72,000 shares of our common stock, with vesting of such options subject to the attainment of our projected economic profit per share over the three fiscal years ending April 30, 2010. If we attain 115% or 100% of our projected economic profit per share, 72,000 or 60,000 options will vest, respectively. No options will vest unless we attain at least 85% of the applicable fiscal year’s projected economic profit per share; provided, however, “give-backs and claw-backs” will apply to the vesting of the options as described above with respect to Mr. Henderson’s agreement. The stock option award will be made on the date of the 2007 annual meeting of stockholders, subject to approval by our stockholders of the 2007 Plan.

Pursuant to the terms of his employment agreement, if we terminate Mr. Williams without cause and not in connection with a change in control, Mr. Williams’ base salary will continue to be payable through the term of the employment agreement, Mr. Williams will be paid, within 60 days after termination, the pro rata portion of any bonus earned through the date of termination, and all unvested restricted stock and stock options will immediately vest in full without regard to the achievement of any applicable performance goals. The estimated payment amount would have been $606,853, assuming Mr. Williams was terminated on April 30, 2007.

Stock Plans

1997 Stock Option Plan. In July 1997, our board of directors adopted the 1997 Plan, which was subsequently approved by our stockholders at our 1997 annual meeting of stockholders. The 1997 Plan set aside 1,500,000 shares of our common stock for grants to employees, directors and certain advisors at a price not less than fair market value of our common stock on the date of grant. The options vest upon issuance. The purchase price of the shares purchased upon exercise must be equal to 100% of the market price on the date of grant; provided, that the purchase price of stock delivered upon the exercise of a qualified incentive stock option granted to a ten percent owner must not be less than 110% of the market price on the date of grant. Options granted pursuant to the 1997 Plan will expire five to ten years from the date of grant. At April 30, 2007, there were 28,558 shares of common stock available for grant under the 1997 Plan. No options were granted to our named executive officers during the last fiscal year. The 1997 Plan expired in July 2007. See “Proposal No. 2 - Approval of 2007 Stock Option Plan” for information regarding our new stock option plan.

Stock Incentive Plan. In August 2005, our board of directors adopted the Incentive Plan, which was subsequently approved by our stockholders at our 2005 annual meeting of stockholders. The Incentive Plan set aside 100,000 shares of our common stock for grants to our employees, officers and directors. Shares granted under the Incentive Plan have full voting rights prior to the date of vesting, if any; however, holders of any unvested shares must execute an irrevocable proxy granting us the right to vote such shares until the shares vest. At April 30, 2007, there were 39,728 shares of common stock available for grant under the Incentive Plan. 47,500 shares of stock were granted to our named executive officers during the last fiscal year. The Incentive Plan will expire pursuant to its terms in August 2015. See “Proposal No. 3 - Approval of Amendment to Stock Incentive Plan” for information regarding the proposal to increase the authorized shares issuable under the Incentive Plan.

Outstanding Equity Awards at 2007 Fiscal Year-End

The following table provides certain information concerning the outstanding equity awards for each named executive officer as of April 30, 2007.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[1]	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Tilman J. Falgout, III	30,000			$8.77	05/01/12
	137,898			$3.67	12/30/08
	24,000			$23.75	12/08/14
						10,000	$128,200

William H. Henderson	10,682			$6.59	03/28/12
	24,000			$23.75	12/08/14
						10,000	$128,200

Jeffrey A. Williams						5,000	$64,100

Eddie L. Hight	18,000			$23.75	10/30/08
						6,667	$85,458

____________________
1The restricted stock vests in two equal installments on April 30, 2008 and April 30, 2009.

Option Exercises and Stock Vested during Fiscal 2007

The following table provides certain information concerning the option exercises and stock vested for each named executive officer during the fiscal year ended April 30, 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Tilman J. Falgout, III	10,000	$150,450	5,000	$64,100
William H. Henderson			5,000	$64,100
Jeffrey A. Williams			2,500	$32,050
Eddie L. Hight			3,333	$42,729

Change in Control Agreements

The employment agreements of our named executive officers contain change in control provisions entitling them, upon the occurrence of certain events, to a portion of their base salary and the immediate vesting of stock options and restricted stock. Under the terms of the employment agreements, a change in control generally means the following:

•
the acquisition by an individual, entity or group (within the meaning of Section 409A of the Code) of ownership of our stock that, together with stock held by such person, constitutes more than 50% of the total fair market value of total voting power of our stock;

•
the acquisition by an individual, entity or group (within the meaning of Section 409A of the Code) during the twelve-month period ending on the date of the most recent acquisition by such person of ownership of our stock possessing 35% or more of the total voting power of our stock;

•
the replacement of a majority of the members of our board of directors during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of our board of directors prior to the date of the appointment or election; or

•
the acquisition by an individual, entity or group (within the meaning of Section 409A of the Code) during the twelve-month period ending on the date of the most recent acquisition by such person of our assets that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of our assets immediately prior to such acquisition.

In the event of a change in control while the named executive officer is still employed under his employment agreement, on the date the change in control becomes effective, we must pay the named executive officer a lump sum cash payment equal to 2.99 times the “base amount” with respect to his compensation and all unvested restricted stock and stock options previously granted vest in full, without regard to the achievement of any applicable performance goals. Such payments are referred to in this proxy statement as change in control payments. If, prior to the change in control, we terminate the named executive officer without cause in connection with the change in control, then, for purposes of his change in control payments, such named executive officer will be treated as being employed on the date the change in control becomes effective. If it is determined that any payment made in connection with a change in control or termination thereafter would be subject to excise taxes, the named executive officer will be entitled to receive a one-time additional payment in an amount reasonably determined by an independent accounting firm to be equal to such excise tax. Payments are payable even if such named executive officer is not eligible for termination benefits under his employment agreement. In the event of any underpayment of such amount, the amount of such underpayment will be promptly paid by us. In the event of any overpayment, the named executive officer will, at our direction and expense, take steps as are reasonably necessary to correct such overpayment; provided, however, that the named executive officer will in no event be obligated to return to us an amount greater than the net after-tax portion of the overpayment and the applicable provisions of the employment agreement will be interpreted in a manner consistent with the intent of making the named executive officer whole, on an after-tax basis.

Assuming that (1) the new employment agreements and the amendment to Mr. Falgout’s employment agreement had been effective on April 30, 2007, (2) a change in control occurred on April 30, 2007, and (3) the named executive officers were not terminated without cause in connection with the change in control, the estimated payment amounts would have been as follows: $2,709,361 for Mr. Falgout; $1,983,125 for Mr. Henderson; $1,272,986 for Mr. Hight; and $808,806 for Mr. Williams. Assuming that (1) the new employment agreements and the amendment to Mr. Falgout’s employment agreement had been effective on April 30, 2007, (2) a change in control occurred on April 30, 2007, and (3) the named executive officers were terminated without cause in connection with the change in control, the estimated payment amounts would have been as follows: $3,501,361 for Mr. Falgout; $3,063,125 for Mr. Henderson; $1,938,986 for Mr. Hight; and $1,456,806 for Mr. Williams.

If a named executive officer is a “specified employee” within the meaning of Section 409A of the Code, any benefits or payments that constitute a “deferral of compensation” under the Section 409A of the Code, become payable as a result of the named executive officer’s termination for reasons other than death, and become due under the employment agreement during the first six months after termination of employment will be delayed and all such delayed payments will be paid to such named executive officers in full in the seventh month after the date of termination and all subsequent payments will be paid in accordance with their original payment schedule.

Director Compensation Table

The following table provides certain information concerning compensation for each non-employee director during the fiscal year ended April 30, 2007. Tilman J. Falgout, III and William H. Henderson, both of whom are members of our board of directors, have been omitted from this table since they receive no compensation for serving on our board of directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)(2)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Daniel J. Englander	$6,000	-	-	-	-	-	$6,000
William M. Sams	$36,000	-	$43,074	-	-	-	$79,073
John David Simmons	$60,000	-	$43,074	-	-	-	$103,074
William A. Swanston	$18,000	-	-	-	-	-	$18,000

(1)
Refer to “Financial Statements and Supplementary Data - Notes to Consolidated Financial Statements - Stock-Based Compensation” included in our Annual Report on Form 10-K filed on July 13, 2007 for the relevant assumptions used to determine the valuation of our option awards.

(2)	The grant date fair value of each stock option award to our directors is $11.49.
(3)
The following are the aggregate number of option awards outstanding that have been granted to each of our director as of April 30, 2007: Mr. Englander 0; Mr. Sams - 7,500; Mr. Simmons -18,750; and Mr. Swanston - 0.

Discussion of Director Compensation

Effective November 1, 2004, each non-employee director receives a $3,000 monthly retainer. The Chairman of our audit committee receives an additional $2,000 monthly retainer. Directors who are also our employees do not receive separate compensation for their services as a director. On the first business day of July in each year, each of our then serving non-employee directors is automatically granted an option to purchase 3,750 shares of common stock, at an exercise price equal to the fair market value of our common stock on the date of grant. These options are exercisable for a period of up to ten years from the date of grant or, in the event that a director ceases to be one of our directors for any reason, one year following the date on which such director ceased to be a director, if earlier (under the terms of the 2007 Plan).

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

For the fiscal year ended April 30, 2007, there were no transactions with related persons required to be disclosed in this proxy statement.

In accordance with our audit committee charter, our audit committee is responsible for reviewing and approving, or rejecting, any transactions with related persons. Any financial transaction with any officer or director, or any immediate family member of any officer or director, would need to be approved by our audit committee prior to our company entering into such transaction. To assist us in identifying any transactions with related persons, each year we submit and require our officers and directors to complete questionnaires identifying any transactions with us in which any of our officers or directors, or their immediate family members, have an interest.

AUDIT COMMITTEE REPORT

In accordance with the written charter adopted by our board of directors, a copy of which is available on our website, the audit committee assists the board of directors in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices. During the fiscal year ended April 30, 2007, the audit committee met five times and discussed internal control, accounting, auditing and our financial reporting practices with our Chief Financial Officer and our independent auditors and accountants, Grant Thornton LLP. In discharging its oversight responsibility as to the audit process, each member of our audit committee has reviewed our audited financial statements as of and for the fiscal year ended April 30, 2007 and the audit committee held one meeting with management and Grant Thornton LLP to discuss the audited financial statements prior to filing our annual report on Form 10-K. Our audit committee also met with Grant Thornton LLP to discuss the matters required to be disclosed by statement on Auditing Standards No. 61, as amended (Professional Standards), prior to filing our annual report on Form 10-K.

The audit committee has received and reviewed the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Grant Thornton LLP its independence in connection with its audit of our financial statements for the fiscal year ended April 30, 2007. Our audit committee has also considered whether Grant Thornton LLP’s provision of non-audit services to us is compatible with maintaining such firm’s independence with respect to us and has determined that the provision of certain non-audit services is consistent with and compatible with Grant Thornton LLP maintaining its independence. See “Principal Accounting Fees and Services.” Based upon the foregoing, the audit committee recommended to our board of directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended April 30, 2007.

John David Simmons, Jr., Chairman
William M. Sams
William A. Swanston

 COMPENSATION COMMITTEE REPORT

The compensation committee is primarily responsible for: (i) assisting our board of directors in discharging its responsibilities with respect to our compensation programs and compensation of our executive officers; (ii) reviewing our annual compensation discussion and analysis disclosure; (iii) providing recommendations regarding management successors; and (iv) administering our equity and non-equity incentive plans.

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management. Based upon such review and discussion, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Daniel J. Englander, Chairman
John David Simmons, Jr.
William M. Sams

INDEPENDENT PUBLIC ACCOUNTANTS

Grant Thornton LLP served as our independent auditors for the fiscal year ended April 30, 2007. We have not as yet executed an engagement letter with respect to the audit of our financial statements for the fiscal year ending April 30, 2008, but we expect to do so in due course. Historically, we and Grant Thornton LLP have executed an engagement letter near the end of the fiscal year being audited. The engagement letter also covers quarterly reviews for the first three quarters in the subsequent fiscal year.

A representative of Grant Thornton LLP is expected to be present at the annual meeting of stockholders, will have an opportunity to make a statement and will be available to respond to appropriate questions that stockholders may have. We know of no direct or indirect material financial interest or relationship that members of this firm have with us.

Audit Fees

The aggregate fees billed by Grant Thornton LLP for professional services rendered for the audit of our annual financial statements included in our annual report on Form 10-K, the audit of the effectiveness of our internal control over financial reporting, the audit of our 401(k) plan and the review of the financial statements included in our quarterly reports on Form 10-Q totaled $399,000 for the fiscal year ended April 30, 2007 and $406,350 for the fiscal year ended April 30, 2006.

Audit-Related Fees

The aggregate fees billed by Grant Thornton LLP related to assurance and related services for the performance of the audit or review of our financial statements totaled $0 for the fiscal year ended April 30, 2007 and $31,172 for the fiscal year ended April 30, 2006.

Tax Fees

The aggregate fees billed by Grant Thornton LLP for professional services rendered for tax compliance, tax advice or tax planning totaled $24,437 for the fiscal year ended April 30, 2007 and $2,189 for the fiscal year ended April 30, 2006.

All Other Fees

The aggregate of all other fees for services provided by Grant Thornton LLP were $0 for the fiscal year ended April 30, 2007 and $0 for the fiscal year ended April 30, 2006.

Our audit committee has considered whether the provision of non-audit services by Grant Thornton LLP to us is compatible with maintaining such firm’s independence with respect to us and has determined that the provision of the specified non-audit services is consistent with and compatible with Grant Thornton LLP maintaining its independence. See “Audit Committee Report.”

Policy on Audit Committee Pre-Approval of Services of Independent Auditors

Our audit committee has established policies and procedures regarding pre-approval of all services provided by our independent auditor. Our audit committee will annually review and pre-approve the services that may be provided by our independent auditor without obtaining specific pre-approval from the audit committee. Unless a type of service has received general pre-approval, it requires specific pre-approval by our audit committee if it is to be provided by our independent auditor. During the fiscal year ended April 30, 2007, our audit committee pre-approved all audit and permitted non-audit services that were provided to us by our independent auditors.

ANNUAL REPORT ON FORM 10-K

Our annual report on Form 10-K for the fiscal year ended April 30, 2007, as filed with the SEC, is available to stockholders who make a written request therefore to our Secretary at our offices, 802 Southeast Plaza Ave., Suite 200, Bentonville, Arkansas 72712. Copies of exhibits filed with that report or referenced therein will be furnished to stockholders of record upon request and payment of our expenses in furnishing such documents. Our annual report on Form 10-K (including exhibits thereto) and this proxy statement are also available by the following link on our website at www.car-mart.com under the “SEC Filings” section, which is under the “Investor Relations” section.

STOCKHOLDER PROPOSALS

Any proposal to be presented at the 2008 annual meeting of stockholders must be received at our principal executive offices no later than May 1, 2008, directed to the attention of the Secretary, for consideration for inclusion in our proxy statement and form of proxy relating to that meeting. In connection with next year’s annual meeting, if we do not receive notice of a matter or proposal to be considered by July 19, 2008, then the persons appointed by our board of directors to act as the proxies for such annual meeting (named in the form of proxy) will be allowed to use their discretionary voting authority with respect to any such matter or proposal at the annual meeting if such matter or proposal is raised at that annual meeting. Any such proposals must comply in all respects with the rules and regulations of the SEC.

OTHER MATTERS

Management does not know of any matter to be brought before the meeting other than those referred to above. If any other matter properly comes before the meeting, the persons designated as proxies will vote on each such matter in accordance with their best judgment.

Appendix A

2007 STOCK OPTION PLAN
OF
AMERICA’S CAR-MART, INC.
Effective August 27, 2007

1.	Purpose

The purpose of the 2007 Stock Option Plan of America’s Car-Mart, Inc. (the "Plan") is to encourage and enable selected employees, directors and independent contractors of America’s Car-Mart, Inc., a Texas corporation, (the "Corporation") and its related corporations to acquire or to increase their holdings of common stock of the Corporation (the "Common Stock") and other proprietary interests in the Corporation in order to promote a closer identification of their interests with those of the Corporation and its stockholders, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and stockholder value of the Corporation. This purpose will be carried out through the granting of benefits (collectively referred to herein as "Awards") to selected employees, independent contractors and directors, including the granting of incentive stock options that qualify under Section 422(b) of the Internal Revenue Code ("Incentive Options") and nonqualified stock options that are exempt from Section 409A of the Internal Revenue Code ("Nonqualified Options") to such participants. Incentive Options and Nonqualified Options shall be referred to herein collectively as "Options."

2.	Administration of the Plan

(a) The Plan shall be administered by the Board of Directors of the Corporation (the "Board"). The Board may, in its sole discretion, delegate all or part of its administrative authority with respect to the Plan to a committee of the Board (the "Committee"). For purposes herein, the Board, and, upon its delegation of the administrative responsibilities for the Plan to the Committee, the Committee shall be referred to as the "Administrator." The Committee shall be comprised solely of two or more "non-employee directors," as said term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), unless the Board determines that such committee composition is not necessary or advisable. Further, the Committee shall, unless the Board determines otherwise, be comprised solely of two or more "outside directors," as such term is defined under Section 162(m) of the Internal Revenue Code or the regulations thereunder (the “Code”), or otherwise in accordance with Code Section 162(m). Further, the composition of the Committee shall be in compliance with the applicable rules and regulations of the Nasdaq Stock Market.

(b) Any action of the Administrator with respect to the Plan may be taken by a written instrument signed by all of the members of the Administrator and any such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. Subject to the provisions of the Plan and compliance with Section 409A of the Code, and unless authority is granted to the chief executive officer or president as provided in Section 2(c), the Administrator shall have full and sole authority in its discretion to take any action with respect to the Plan including, without limitation, the authority (i) to determine all matters relating to Awards, including selection of individuals to be granted Awards, the types of Awards, the number of shares of the Common Stock, if any, subject to an Award, and all terms, conditions, restrictions and limitations of an Award, (ii) to prescribe the form or forms of the agreements evidencing any Awards granted under the Plan; (iii) to establish, amend and rescind rules and regulations for the administration of the Plan; (iv) to construe and interpret the Plan and agreements evidencing Awards granted under the Plan; (v) to establish and interpret rules and regulations for administering the Plan and to make all other determinations deemed necessary or advisable for administering the Plan. The Administrator shall also have authority, in its sole discretion, to accelerate the date that any Award which was not otherwise exercisable or vested shall become exercisable or vested in whole or in part without any obligation to accelerate such date with respect to any other Award granted to any recipient. In addition, the Administrator shall have the authority and discretion to establish terms and conditions of Awards as the Administrator determines to be necessary or appropriate to conform to the applicable requirements or practices of jurisdictions outside of the United States.

(c) Notwithstanding the other provisions of Section 2 herein, and provided such delegation is permitted under applicable law, including the law of the state of incorporation, the Administrator may delegate to the chief executive officer or president of the Corporation the authority to grant Awards, and to make any or all of the determinations reserved for the Administrator in the Plan and summarized in Section 2(b) herein with respect to such Awards, to eligible individuals; provided, however, that, to the extent required by Section 16 of the Exchange Act or Section 162(m) of the Code, the individual, at the time of said grant or other determination, (i) is not deemed to be an officer or director of the Corporation within the meaning of Section 16 of the Exchange Act; and (ii) is not deemed to be a Covered Employee. To the extent that the Administrator has delegated authority to grant Awards pursuant to this Section 2(c) to the chief executive officer or president, references to the Administrator shall include references to such person, subject, however, to the requirements of the Plan, Rule 16b-3 and other applicable law.

3.	Effective Date

The effective date of the Plan shall be August 27, 2007 (the "Effective Date"). Awards may be granted under the Plan on and after the Effective Date, but no Awards will be granted after the tenth anniversary of the Effective Date.

4.	Shares of Stock Subject to the Plan; Award Limitations

(a) The number of shares of Common Stock that may be issued pursuant to Awards shall be one million (1,000,000) shares. Such shares shall be authorized but unissued shares or treasury shares of the Corporation, or shares purchased on the open market or by private purchase.

(b) The Corporation hereby reserves sufficient authorized shares of Common Stock to meet the grant of Awards hereunder. Any shares subject to an Award which is subsequently forfeited, expires or is terminated may again be the subject of an Award granted under the Plan. To the extent that any shares of Common Stock subject to an Award are not delivered to a Participant (or his beneficiary) because the Award is forfeited, canceled, settled in cash, or used to satisfy applicable tax withholding obligations, such shares shall not be deemed to have been issued for purposes of determining the maximum number of shares of Common Stock available for issuance under the Plan. If the Option Price of an Award granted under the Plan is satisfied by tendering shares of Common Stock, only the number of shares issued net of the shares of Common Stock tendered shall be deemed issued for purposes of determining the maximum number of shares of Common Stock available for issuance under the Plan.

(c) If there is any change in the shares of Common Stock because of a merger, consolidation or reorganization involving the Corporation or a related corporation, or if the Board declares a stock dividend or stock split distributable in shares of Common Stock, or if there is a change in the capital stock structure of the Corporation or a related corporation affecting the Common Stock, the number of shares of Common Stock reserved for issuance under the Plan shall be correspondingly adjusted, and the Administrator shall make such adjustments to Awards or to any provisions of this Plan as the Administrator deems equitable to prevent dilution or enlargement of Awards.

5.	Eligibility

An Award may be granted only to an individual who satisfies the following eligibility requirements on the date the Award is granted:

(a) The individual is either (i) an employee of the Corporation or a related corporation, (ii) a director of the Corporation or a related corporation, or (iii) an independent contractor, consultant or advisor (collectively, "independent contractors") providing bona fide services to the Corporation or a related corporation. For this purpose, an individual shall be considered to be an "employee" if there exists between the individual and the Corporation or a related corporation the legal and bona fide relationship of employer and employee, or if the individual otherwise is included in the definition of “employee” contained in the General Instructions to the Registration Statement on Form S-8 under the Securities Act of 1933, as amended.

(b) With respect to the grant of Incentive Options, the individual is an employee of the Corporation or a related entity (within the meaning of Section 1.421-1 of the Treasury Regulations) and does not own, immediately before the time that the Incentive Option is granted, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation. Notwithstanding the foregoing, an individual who otherwise qualifies but owns more than ten percent (10%) of the total combined voting power of the Corporation (a “10% Owner”) may be granted an Incentive Option if the Option Price (as determined pursuant to Section 6(b) herein), is at least 110% of the Fair Market Value of the Common Stock (as defined in Section 6(b) herein), and the Option Period (as defined in Section 6(c) herein) does not exceed five years. For this purpose, an individual will be deemed to own stock which is attributable to him under Section 424(d) of the Code.
The individual, being otherwise eligible under this Section 5, is selected by the Administrator as an individual to whom an Award shall be granted (a "Participant").

6.	Options

(a) Grant of Options: Subject to the limitations of the Plan, the Administrator may in its sole and absolute discretion grant Options to such eligible individuals in such numbers, upon such terms and at such times as the Administrator shall determine. Both Incentive Options and Nonqualified Options may be granted under the Plan. Each Option grant shall be evidenced by an option agreement (an “Option Agreement”) specifying the type of Option being granted and all other terms and conditions as required by this Plan. To the extent necessary to comply with Section 422 of the Code, if an Option is designated as an Incentive Option but does not qualify as such under Section 422 of the Code, the Option (or portion thereof) shall be treated as a Nonqualified Option.

(b) Option Price: The price per share at which an Option may be exercised (the "Option Price") shall be established by the Administrator at the time the Option is granted and shall be set forth in the terms of the Option Agreement evidencing the grant of the Option; provided that the Option Price shall in no event be less than the Fair Market Value per share of the Common Stock on the date the Option is granted or the par value per share of the Common Stock (or, in the case of a 10% Owner, 110% of such Fair Market Value). In addition, the following rules shall apply:

(i) An Incentive Option shall be considered to be granted on the date that the Administrator acts to grant the Option, or on any later date specified by the Administrator as the effective date of the Option. A Nonqualified Option shall be considered to be granted on the date the Administrator acts to grant the Option or any later date specified by the Administrator as the date of grant of the Option.

(ii) For the purposes of the Plan, the Fair Market Value of the shares shall be determined in good faith by the Administrator and, except as may otherwise be determined by the Administrator, Fair Market Value shall be determined in accordance with the following provisions: (A) if the shares of Common Stock are listed or admitted for trading on an established securities market, including the New York Stock Exchange, the Nasdaq Stock Market or the American Stock Exchange, the Fair Market Value shall be the closing sales price of the shares on the principal exchange on the date immediately preceding the date the Option is granted, or, if there is no transaction on such date, then on the trading date nearest preceding the date the Option is granted for which closing price information is available, or (B) if the shares of Common Stock are not listed or admitted to trading on an established securities market, then the Fair Market Value shall be determined by the Administrator by the reasonable application of any other reasonable valuation method which is consistently applied for all equity compensation arrangements of the Corporation and is in compliance with applicable law, including but not limited to the applicable provisions of Sections 409A and 422 of the Code.

(iii) To the extent that there first becomes exercisable by an employee in any one calendar year Incentive Options granted by the Corporation or any related corporation with respect to shares having an aggregate Fair Market Value (determined at the time an Incentive Option is granted) greater than $100,000, such excess Options shall be treated as Nonqualified Options.

(c) Option Period and Limitations on the Right to Exercise Options

(i) The term of an Option (the "Option Period") shall be determined by the Administrator at the time the Option is granted. With respect to Incentive Options, such period shall not extend more than ten years from the date on which the Option is granted (or, in the case of a 10% Owner, five years). Any Option or portion thereof not exercised before expiration of the Option Period shall terminate. The period or periods during which an Option may be exercised shall be determined by the Administrator at the time the Option is granted.

(ii) An Option may be exercised by giving written notice to the Corporation at such place as the Corporation or its designee shall direct. Such notice shall specify the number of shares to be purchased pursuant to an Option and the aggregate Option Price to be paid therefor, and shall be accompanied by the payment of such Option Price. Unless an individual Option Agreement provides otherwise, such payment shall be in the form of (A) cash; (B) delivery of written notice of exercise to the Corporation and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the Option Price; or (C) a combination of the foregoing methods.

(iii) Unless an individual Option Agreement provides otherwise, no Option granted to a Participant who was an employee at the time of grant shall be exercised unless the Participant is, at the time of exercise, an employee as described in Section 5(a), and has been an employee continuously since the date the Option was granted, subject to the following:

(A) An Option shall not be affected by any change in the terms, conditions or status of the Participant's employment, provided that the Participant continues to be an employee of the Corporation or a related corporation.

(B) The employment relationship of a Participant shall be treated as continuing intact for any period that the Participant is on military or sick leave or other bona fide leave of absence, provided that the period of such leave does not exceed ninety days (or such other period as required by applicable law), or, if longer, as long as the Participant's right to re-employment is guaranteed either by statute or by contract. The employment relationship of a Participant shall also be treated as continuing intact while the Participant is not in active service because of Disability. The Administrator shall determine whether a Participant is disabled within the meaning of this paragraph, and, if applicable, the date of a Participant's termination of employment or service for any reason (the "Termination Date").

(C) Unless an individual Option Agreement provides otherwise, if the employment of a Participant is terminated because of Disability within the meaning of subparagraph (B), or if the Participant dies while he is an employee or dies after the termination of his employment because of Disability, the Option may be exercised only to the extent exercisable on the Participant's Termination Date or date of death while employed, except that the Administrator may in its discretion accelerate the date for exercising all or any part of the Option which was not otherwise exercisable on the Termination Date. The Option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (X) the close of the period of twelve months next succeeding the Termination Date; or (Y) the close of the Option Period. In the event of the Participant's death, such Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession.

(D) Unless an individual Option Agreement provides otherwise, if the employment of the Participant is terminated for any reason other than Disability (as defined in subparagraph (B)) or death or for "cause," his Option may be exercised to the extent exercisable on such Termination Date, except that the Administrator may in its discretion accelerate the date for exercising all or any part of the Option which was not otherwise exercisable on the Termination Date. The Option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (X) the close of the period of three (3) months next succeeding the Termination Date; or (Y) the close of the Option Period. If the Participant dies following such Termination Date and prior to the earlier of the dates specified in (X) or (Y) of this subparagraph (D), the Participant shall be treated as having died while employed under subparagraph (C) immediately preceding (treating for this purpose the Participant's date of termination of employment as the Termination Date). In the event of the Participant's death, such Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession.

(E) Unless an individual Option Agreement provides otherwise, if the employment of the Participant is terminated for "cause," his Option shall lapse and no longer be exercisable as of his Termination Date, as determined by the Administrator. For purposes of this subparagraph (E) and subparagraph (D), the Participant's termination shall be for "cause" if such termination results from the Participant's: (W) termination, if any, for "cause" under the terms of the Participant's employment agreement with the Corporation or a related corporation; or, if there is no written employment agreement between the Participant and the Corporation or one of its related corporations, termination shall be for “cause” if such termination results from: (X) dishonesty or conviction of a crime; (Y) failure to perform his duties to the satisfaction of the Corporation; or (Z) engaging in conduct that could be materially damaging to the Corporation without a reasonable good faith belief that such conduct was in the best interest of the Corporation. The determination of "cause" shall be made by the Administrator and its determination shall be final and conclusive.

(F) Notwithstanding the foregoing and subject to compliance with Section 409A of the Code, the Administrator shall have authority, in its discretion, to extend the period during which an Option may be exercised or modify the other terms and conditions of exercise; provided that, in the event that any such extension or modification shall cause an Incentive Option to be designated as a Nonqualified Option, no such extension or modification shall be made without the prior written consent of the Participant.

(iv) Notwithstanding Section 6(c)(i), herein, unless an individual Option Agreement provides otherwise, an Option granted to a Participant who was an independent contractor or non-employee director of the Corporation or a related corporation at the time of grant (and who does not thereafter become an employee, in which case he shall be subject to the provisions of Section 6(c)(iii) herein) may be exercised only to the extent exercisable on the date of the Participant's termination of service to the Corporation or a related corporation (unless the termination was for cause), and must be exercised, if at all, prior to the first to occur of the following, as applicable: (X) the close of the period of one year next succeeding the effective time of his termination of service; or (Y) the close of the Option Period. If the services of such a Participant are terminated for cause (as defined in Section 6(c)(iii)(E) herein), his Option shall lapse and no longer be exercisable as of the effective time of his termination of services, as determined by the Administrator. Notwithstanding the foregoing and subject to compliance with Section 409A of the Code, the Administrator may in its discretion accelerate the date for exercising all or any part of an Option which was not otherwise exercisable on the effective time of termination of service, extend the period during which an Option may be exercised, modify the other terms and conditions of exercising or any combination of the foregoing.

(v) A Participant or his legal representative, legatees or distributees shall not be deemed to be the holder of any shares subject to an Option and shall not have any rights as a stockholder unless and until certificates for such shares are delivered to him or them under the Plan.

(vi) Nothing in the Plan shall confer upon the Participant any right to continue in the service of the Corporation or a related corporation as an employee, director, or independent contractor or to interfere in any way with the right of the Corporation or a related corporation to terminate the Participant's employment or service at any time.

(vii) A certificate or certificates for shares of Common Stock acquired upon exercise of an Option shall be issued in the name of the Participant (or his beneficiary) and distributed to the Participant (or his beneficiary) as soon as practicable following receipt of notice of exercise and payment of the purchase price.

(d) Nontransferability of Options: Incentive Options shall not be transferable other than by will or the laws of intestate succession. Nonqualified Options shall not be transferable other than by will or the laws of intestate succession, except as may be permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act of 1933, as amended (the "Securities Act"). Except as may be permitted by the preceding sentence, an Option shall be exercisable during the Participant's lifetime only by him or by his guardian or legal representative. The designation of a beneficiary does not constitute a transfer.

7.	Withholding

The Corporation shall withhold all required local, state and federal taxes from any amount payable in cash with respect to an Award. The Corporation shall require any recipient of an Award payable in shares of the Common Stock to pay to the Corporation in cash the amount of any tax or other amount required by any governmental authority, to be withheld and paid over by the Corporation to such authority for the account of such recipient. Notwithstanding the foregoing, the recipient may satisfy such obligation in whole or in part, and any other local, state or federal income tax obligations relating to such an Award, by electing (the "Election") to have the Corporation withhold shares of Common Stock from the shares to which the recipient is entitled. The number of shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined (the "Tax Date") as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each Election must be made in writing to the Administrator in accordance with election procedures established by the Administrator.

8.	Performance-Based Compensation

To the extent that Section 162(m) of the Code is applicable, the Administrator shall determine the extent, if any, that Awards conferred under the Plan to Covered Employees, as such term is defined in Section 17 herein, comply with the qualified performance-based compensation exception to employer compensation deductions set forth in Section 162(m) of the Code.

9.	Section 16(b) Compliance

It is the general intent of the Corporation that transactions under the Plan which are subject to Section 16 of the Exchange Act shall comply with Rule 16b-3 under the Exchange Act. Notwithstanding anything in the Plan to the contrary, the Administrator, in its sole and absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

10.	No Right or Obligation of Continued Employment

Nothing contained in the Plan shall confer upon a Participant the right to continue in the employment or service of the Corporation or a related corporation as an employer, director or independent contractor or interfere in any way with the right of the Corporation or a related corporation to terminate the Participant's employment or service at any time. Except as otherwise provided in the Plan, or a related agreement, Awards granted under the Plan to employees of the Corporation or a related corporation shall not be affected by any change in the duties or position of the Participant, as long as such individual remains an employee of the Corporation or a related corporation.

11.	Unfunded Plan; Not a Retirement Plan

(a) Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Corporation or any related corporation including, without limitation, any specific funds, assets or other property which the Corporation or any related corporation, in their discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Common Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Corporation or any related corporation. Nothing contained in the Plan shall constitute a guarantee that the assets of such corporations shall be sufficient to pay any benefits to any person.

(b) In no event shall any amounts accrued, distributable or payable under the Plan be treated as compensation for the purpose of determining the amount of contributions or benefits to which any person shall be entitled under any retirement plan sponsored by the Corporation or a related corporation that is intended to be a qualified plan within the meaning of Section 401(a) of the Code.

12.	Amendment and Termination of the Plan

Except as may be otherwise provided in the Plan, the Plan and any Award granted pursuant to the Plan, may be amended or terminated at any time by the Board; provided, that (i) amendment or termination of an Award shall not, without the consent of the applicable Participant, adversely affect the rights of the Participant with respect to an outstanding Award; and (ii) approval of an amendment to the Plan by the stockholders of the Corporation shall only be required in the event such stockholder approval of any such amendment is required by applicable law, rule or regulation.

13.	Restrictions on Shares

The Administrator may impose such restrictions on any shares representing Awards hereunder as it may deem advisable, including without limitation restrictions under the Securities Act, under the requirements of any stock exchange or similar organization and under any blue sky or state securities laws applicable to such shares. The Corporation may cause a restrictive legend to be placed on any certificate issued pursuant to an Award hereunder in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel. As a condition to the issuance and delivery of Common Stock hereunder, or the grant of any benefit pursuant to the terms of the Plan, the Corporation may require a Participant or other person to become a party to a stockholders' agreement, buy-sell agreement, redemption agreement, repurchase agreement, restriction agreement or similar agreement between the Corporation and stockholders of the Corporation or among stockholders of the Corporation restricting the transfer of the Common Stock.

14.	Applicable Law

The Plan shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the conflict of laws provisions of any state. The Plan and all Awards granted hereunder shall comply at all times with all laws and regulations of any governmental authority which may be applicable thereto (including Section 409A of the Code). To the extent that an Award granted hereunder is designated as an Incentive Option, it shall comply with Section 422 of the Code, and all provisions of the Plan and any Option Agreement for such Option shall be construed in such manner as to effectuate that intent. Any provision of the Plan or any Option Agreement notwithstanding, the Participant shall not be entitled to receive the benefits of Awards and the Corporation shall not be obligated to pay any benefits to a Participant if such exercise, delivery, receipt or payment of benefits would constitute a violation by such individual or the Corporation of any provision of any such law or regulation. Any reference herein to “compliance with Section 409A of the Code” or words of similar import shall be interpreted to mean application of the terms of the Plan or any Award, or administration of the Plan or any Award, as the case may be, in such a manner that no additional income tax is imposed on a Participant pursuant to Section 409A(1)(a) of the Code; provided, however, that this provision shall not limit the application of the $100,000 limit on Incentive Options set forth in the Plan or any recharacterization of an Option resulting therefrom. If additional guidance is issued under or modifications are made to Section 409A of the Code or any other law affecting the Awards issued hereunder, the Administrator shall take such actions (including amending the Plan or any Agreement without the necessity of obtaining any Participant’s consent as otherwise required by the Plan) as it deems necessary, in its sole discretion, to ensure continued compliance with such law.

15.	Stockholder Approval

The Plan is subject to approval by the stockholders of the Corporation, which approval must occur, if at all, within twelve months of the Effective Date of the Plan. Awards granted prior to such stockholder approval shall be conditioned upon and shall be effective only upon approval of the Plan by such stockholders on or before such date.

16.	Change in Control

(a) Notwithstanding any other provision of the Plan to the contrary, in the event of a change in control (as defined in Section 16(b) herein), unless specifically modified by an individual's Option Agreement or employment agreement between the individual and the Corporation or a related corporation (in which case the terms of such Option Agreement or employment agreement shall supersede this Section 16):

(i) All Options outstanding as of the date of such change in control shall become fully exercisable, whether or not then otherwise exercisable.

(ii) Notwithstanding the foregoing, in the event of a change in control, the Administrator may, in its sole and absolute discretion, determine that any or all Awards granted pursuant to the Plan shall not vest or become exercisable on an accelerated basis, if the Board or the board of directors of the surviving or acquiring corporation, as the case may be, shall have taken such action, including but not limited to the assumption of Awards granted under the Plan or the grant of substitute awards (in either case, with substantially similar or equivalent terms as Awards granted under the Plan), as in the opinion of the Administrator is equitable or appropriate to protect the rights and interests of Participants under the Plan and in compliance with applicable law. For the purposes herein, if the Committee is acting as the Administrator, the Committee authorized to make the determinations provided for in this Section shall be appointed by the Board, two-thirds of the members of which shall have been directors of the Corporation prior to the change in control.

(b) For purposes of this Section 16, “change in control” of the Corporation shall mean:

(i) Change in Ownership. The acquisition by an individual, entity or group (within the meaning of Code Section 409A) (a "Person") of ownership of stock of the Corporation that, together with stock held by such Person, constitutes more than 50% of the total fair market value or total voting power of the stock of the Corporation. However, if any Person is considered to own more than 50% of the total fair market value of total voting power of the stock of the Corporation, the acquisition of additional stock by the same Person is not considered to cause a change in ownership of the Corporation (or to cause a change in the effective control of the Corporation). An increase in the percentage of stock owned by any one Person as a result of a transaction in which the Corporation acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this paragraph. This paragraph applies only when there is a transfer of stock of the Corporation (or issuance of stock of the Corporation) and stock in the Corporation remains outstanding after the transaction; or

(ii) Change in Effective Control. (A) the acquisition by any individual, entity or group (within the meaning of Code Section 409A) (a "Person") during the 12-month period ending on the date of the most recent acquisition by such Person, of ownership of stock of the Corporation possessing 35% or more of the total voting power of the stock of the Corporation; or (B) the replacement of a majority of members of the Corporation's Board of Directors during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Corporation's Board of Directors prior to the date of the appointment or election.

A change in effective control also may occur in any transaction in which either of the two corporations involved in the transaction has a "Change in Ownership" under paragraph (i) or "Change in Ownership of a Substantial Portion of the Company's Assets" under paragraph (iii). If any one Person is considered to effectively control the Corporation, the acquisition of additional control of the Corporation by the same Person is not considered to cause a change in the effective control of the Corporation (or to cause a "Change in Ownership" of the Corporation within the meaning of paragraph (i) above); or

(iii) Change in Ownership of a Substantial Portion of Assets. The acquisition by an individual, entity or group (within the meaning of Code Section 409A) (a "Person") during the 12-month period ending on the date of the most recent acquisition by such Person, of assets from the Corporation that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Corporation immediately prior to such acquisition(s). For this purpose, gross fair market value means the value of the assets of the Corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. No change in control shall be deemed to have occurred in the event of a transfer to a related person or as described in Code Section 409A.

The definition of change in control in this Subsection 16(b), and all other terms and provisions of this Agreement, shall be interpreted at all times in such a manner as to comply with Code Section 409A, meaning that no additional income tax is imposed on the Associate pursuant to Code Section 409A(1)(a).

17.	Certain Definitions

For purposes of the Plan, the following terms shall have the meaning indicated:

(a) "Covered Employee" shall have the meaning given the term in Section 162(m) of the Code.

(b) "Disability" shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than twelve months (or, in the case of Incentive Options, such other definition as required by Section 422 of the Code).

(c) "Option Agreement" means any written agreement or agreements between the Corporation and the recipient of an Award pursuant to the Plan relating to the terms, conditions and restrictions of Options.

(d) "Parent" or "parent corporation" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if each corporation other than the Corporation owns stock possessing 50% or more of the total combined voting power of all classes of stock in another corporation in the chain.

(e) "Predecessor" or "predecessor corporation" means a corporation which was a party to a transaction described in Section 424(a) of the Code (or which would be so described if a substitution or assumption under that Section had occurred) with the Corporation, or a corporation which is a parent or subsidiary of the Corporation, or a predecessor of any such corporation.

(f) "Related corporation" means any Parent, Subsidiary or Predecessor of the Corporation.

(g) "Subsidiary" or "subsidiary corporation" means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if each corporation other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in another corporation in the chain.

This will certify that the Plan was adopted by vote of the Board and stockholders of the Corporation effective as of August 27, 2007 and October 16, 2007, respectively.

            _____________________________________________
            Name: Jeffrey A. Williams
            Title: Chief Financial Officer
            Date: ________________, 2007

Appendix B

Amendment to Stock Incentive Plan

AMENDMENT TO AMERICA’S CAR-MART, INC.
STOCK INCENTIVE PLAN
Adopted August 27, 2007

America’s Car-Mart, Inc., a Texas corporation (the “Company”), hereby amends (the “Amendment”) the America’s Car-Mart, Inc. Stock Incentive Plan (the “Plan”), originally effective as of October 12, 2005, as set forth herein.

1.     Background Information. The Company established the Plan effective as of October 12, 2005 and amended the Plan on December 11, 2006. Section 8.1 of the Plan provides that the board of directors of the Company may at any time amend the Plan in whole or in part; provided, however, that no amendment that requires shareholder approval will be effective unless such amendment is approved by the requisite vote of shareholders of the Company entitled to vote thereon. The Company wishes to amend the Plan as set forth in this Amendment to increase the number of authorized shares that may be issued under the Plan. The Company will submit this Amendment for approval by the requisite vote of shareholders of the Company entitled to vote thereon at the 2007 annual meeting of shareholders to be held on October 16, 2007.

2.     Amendment to Section 4.1 - Number of Shares Available. Section 4.1 is amended in its entirety to read as follows:

“Section 4.1 Number of Shares Available. Subject to adjustment as provided in Section 4.3, there is hereby authorized 150,000 Shares for issuance under this Plan.”

IN WITNESS WHEREOF, the Employer has caused this Amendment to be duly executed on this 27th day of August, 2007.

            America’s Car-Mart, Inc.

            By: _________________________
            Jeffrey A. Williams
            Chief Financial Officer and Secretary
            (Principal Financial and Accounting Officer)

B-1

This proxy is solicited on behalf of the board of directors
of
AMERICA’S CAR-MART, INC.

The undersigned stockholder(s) of America’s Car-Mart, Inc., a Texas corporation, hereby appoints Tilman J. Falgout, III and William H. Henderson, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the annual meeting of the stockholders of America’s Car-Mart, Inc. to be held on October 16, 2007 at 10:00 a.m. local time at the Clarion Hotel, 211 Southeast Walton Boulevard, Bentonville, Arkansas 72712, to vote the shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

(1)    To elect six directors for a term of one year and until their successors are elected and qualified:

☐ FOR all nominees listed below (except as indicated to the contrary below)

☐ WITHHOLD AUTHORITY to vote for all nominees

Tilman Falgout, III                   William H. Henderson
John David Simmons  Daniel J. Englander
William M. Sams                      William A. Swanston

If you wish to withholder authority to vote for any individual nominee(s), write the name(s) on the line below:

______________________________________________________________________________________________________________________________

(2)	To approve the America’s Car-Mart, Inc. 2007 Stock Option Plan.

☐ FOR  ☐ AGAINST  ☐ ABSTAIN

(3)	To approve the amendment to the America’s Car-Mart, Inc. Stock Incentive Plan to increase to 150,000 the number of shares of common stock that may be issued under the plan.

☐ FOR  ☐ AGAINST  ☐ ABSTAIN

(4)	In their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or postponement thereof.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY. This proxy, when properly executed, will be voted in accordance with directions given by the undersigned stockholder. If no direction is made, it will be voted FOR Proposals 1, 2 and 3 and as the proxies deem advisable on such other matters as may come before the meeting.

            Date:________________________________

            _____________________________________
            Signature

            _______________________________________
            Signature

(This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)